EXECUTION COPY



                        AGREEMENT AND PLAN OF MERGER


                                   AMONG





                          ALAMOSA HOLDINGS, INC.,





                          FORTY ACQUISITION, INC.,





                                    AND





                        SOUTHWEST PCS HOLDINGS, INC.





                            AND ITS STOCKHOLDERS





                               MARCH 9, 2001









                             TABLE OF CONTENTS


ARTICLE 1

DEFINITIONS................................................................2

     1.1    Defined Terms..................................................2
     1.2    References and Titles.........................................12

ARTICLE 2

THE MERGER................................................................13

     2.1    The Merger....................................................13
     2.2    Terms of the Merger...........................................13
     2.3    Closing.......................................................14
     2.4    Indebtedness and Cash on Hand.................................14
     2.5    Exchange Procedure............................................15
     2.6    Distributions with Respect to Unexchanged Shares..............15
     2.7    Cancellation and Retirement of Company Common Stock...........16
     2.8    No Fractional Shares..........................................16
     2.9    No Liability..................................................16
     2.10   Tax Withholding...............................................16
     2.11   Board Representation..........................................17

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................17

     3.1    Organization..................................................17
     3.2    Certificate of Incorporation and Bylaws.......................18
     3.3    Capitalization................................................18
     3.4    Company Subsidiaries..........................................19
     3.5    Authority and Enforceability..................................19
     3.6    Compliance....................................................20
     3.7    No Conflict...................................................20
     3.8    Government Approvals..........................................21
     3.9    Absence of Certain Changes or Events..........................21
     3.10   Actions and Proceedings.......................................22
     3.11   Absence of Undisclosed Liabilities............................22
     3.12   Amount of Indebtedness........................................23
     3.13   Taxes.........................................................23
     3.14   Employee Benefit Plans; ERISA.................................24
     3.15   Environmental Matters.........................................26
     3.16   Affiliate Transactions........................................27
     3.17   Brokers.......................................................27
     3.18   Financial Information.........................................28
     3.19   Intellectual Property.........................................28
     3.20   Material Contracts............................................29
     3.21   Assets........................................................32
     3.22   Insurance.....................................................35
     3.23   Employees.....................................................36
     3.24   Customers and Suppliers.......................................37
     3.25   Stockholder Vote..............................................37
     3.26   Build-Out Plan................................................37
     3.27   Termination of Agreements.....................................37
     3.28   Reorganization Documents......................................38

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES......................39

     4.1    Organization..................................................39
     4.2    Charter Documents.............................................39
     4.3    Capitalization................................................39
     4.4    Authority and Enforceability..................................40
     4.5    Compliance with Applicable Law................................40
     4.6    No Conflict...................................................41
     4.7    Government Approvals; Required Consents.......................41
     4.8    SEC Documents and Other Reports...............................42
     4.9    Absence of Certain Changes or Events..........................42
     4.10   Employee Benefit Plans; ERISA.................................43
     4.11   Lack of Ownership of Company Common Stock.....................43
     4.12   Absence of Undisclosed Liabilities............................43
     4.13   Actions and Proceedings.......................................43

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
AS TO ITSELF..............................................................44

     5.1    Organization..................................................44
     5.2    Authority and Enforceability..................................44
     5.3    Stock Ownership...............................................45
     5.4    Actions and Proceedings.......................................45
     5.5    No Conflict...................................................45
     5.6    Government Approvals; Required Consents.......................45
     5.7    Investment Representations....................................46
     5.8    Waiver of Rights..............................................47
     5.9    No Claims.....................................................47
     5.10   Reorganization Documents......................................47
     5.11   Chickasaw Representations.....................................48

ARTICLE 6

CONDUCT OF BUSINESS PENDING THE CLOSING...................................48

     6.1    Conduct of Business by the Company Pending the Closing........48
     6.2    Conduct of Business by Parent Pending the Closing.............51

ARTICLE 7

ADDITIONAL AGREEMENTS.....................................................52

     7.1    Access and Information; Confidentiality.......................52
     7.2    Appointment of Stockholder Representative.....................52
     7.3    Additional Reports and Information............................52
     7.4    Legends.......................................................53
     7.5    Other Agreements..............................................53
     7.6    Other Actions.................................................53
     7.7    Parent Announcements..........................................55
     7.8    Directors' and Officers' Indemnification......................55
     7.9    Parent Tax Filing.............................................56
     7.10   Supplemental Disclosure.......................................56
     7.11   Investigation and Agreement by the Parties;
            No Other Representations or Warranties........................57
     7.12   Resignations..................................................57
     7.13   Continuation of Employee Benefits.............................58
     7.14   Borrowed Money................................................59
     7.15   Fees. 59
     7.16   Vote by Stockholders..........................................59
     7.17   Non-Foreign Status of Stockholders............................59
     7.18   Assignment of Lease and Licenses..............................60
     7.19   Transfer of Company Records...................................60
     7.20   Additional Agreements.........................................60
     7.21   Credit Agreement..............................................60
     7.22   Chickasaw Obligations.........................................61
     7.23   MassMutual Distribution.......................................62
     7.24   Paribas Distribution..........................................62
     7.25   Transfer of Property..........................................62

ARTICLE 8

CONDITIONS TO CONSUMMATION OF THE MERGER..................................62

     8.1    Conditions to Each Party's Obligation to Effect the Merger....62
     8.2    Conditions to Obligation of the Parent Parties
            to Effect the Merger..........................................63
     8.3    Conditions to Obligation of the Company to Effect
            the Merger....................................................65

ARTICLE 9

TERMINATION...............................................................66

     9.1    Termination...................................................66
     9.2    Effect of Termination.........................................67

ARTICLE 10

INDEMNIFICATION...........................................................67

     10.1   Survival......................................................67
     10.2   Indemnification by Stockholders and Others....................67
     10.3   Procedure for Indemnification -- Third-Party Claims...........69
     10.4   Procedure for Indemnification - Other Claims..................70
     10.5   Contribution..................................................70
     10.6   Satisfaction of Liability.....................................71
     10.7   Exclusivity...................................................71

ARTICLE 11

GENERAL PROVISIONS........................................................71

     11.1   Amendment and Modification....................................71
     11.2   Waiver........................................................71
     11.3   Notices.......................................................71
     11.4   Descriptive Headings; Interpretation..........................72
     11.5   Entire Agreement..............................................73
     11.6   Governing Law.................................................73
     11.7   Counterparts..................................................73
     11.8   Assignment; Third-Party Beneficiaries.........................73
     11.9   No Recourse Against Others....................................73
     11.10  Severability..................................................73
     11.11  Attorneys' Fees...............................................74
     11.12  Expenses......................................................74



                        AGREEMENT AND PLAN OF MERGER



         This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of the 9th day of March, 2001, by and among Alamosa Holdings, Inc., a Delaware corporation ("PARENT"), Forty Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("MERGER SUB"), Southwest PCS Holdings, Inc., a Delaware corporation (the "COMPANY"), and all of the stockholders of the Company listed as such on the signature pages hereto (the "STOCKHOLDERS").


                                  RECITALS


         A. The Stockholders own, in the aggregate, all of the issued and outstanding shares of Class A Common Stock, par value $.001 per share, of the Company, and all of the issued and outstanding shares of Class B Common Stock, par value $.001 per share, of the Company (collectively, the "COMPANY COMMON STOCK"). The Company and the Stockholders are sometimes collectively referred to herein as the "COMPANY PARTIES." Parent and Merger Sub are sometimes collectively referred to herein as the "PARENT PARTIES."


         B. The Company was reorganized from an Oklahoma limited liability company into a Delaware corporation (such transaction, and all related transactions effected in connection therewith, the "REORGANIZATION") pursuant to an Agreement and Plan of Merger dated as of February 23, 2001, between the Company and SWPCS Holding, L.L.C., an Oklahoma limited liability company and the predecessor-in-interest of the Company ("SWPCS"). For purposes of this Agreement, the term "Company" shall refer to Southwest PCS Holdings, Inc. and SWPCS, its predecessor-in-interest.


         C. The Board of Directors of the Company has deemed it advisable and in the best interests of the Stockholders that Merger Sub merge with and into the Company, with the Company surviving the merger and becoming a direct wholly-owned subsidiary of Parent (the "MERGER"). In furtherance thereof, the Board of Directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the Merger upon the terms and subject to the conditions set forth herein. In addition, the Stockholders have unanimously approved this Agreement and the Merger in accordance with Section 251(c) and Section 228 of the DGCL.


         D. Concurrently with the execution and delivery of this Agreement, Parent and the Stockholders are entering into a Registration Rights Agreement in the form of EXHIBIT A hereto (the "REGISTRATION RIGHTS AGREEMENT").


         E. Subject to the terms of this Agreement, the parties hereto intend that the Merger qualify as a reorganization under Section 368(a) of the Code and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code.


         F. The Parent Parties and the Company Parties acknowledge that they have received adequate consideration for entering into, and have relied upon, the promises, covenants, representations and warranties contained in this Agreement and that they will be benefited by the transactions contemplated herein.


         G. The Company Parties have delivered to Parent certain Disclosure Schedules of even date herewith referred to herein. The Parent Parties have delivered to the Company certain Disclosure Schedules of even date herewith referred to herein. The Disclosure Schedules and the Exhibits (herein so called) referred to herein are a part of this Agreement.


         NOW, THEREFORE, for and in consideration of the Recitals and the mutual covenants and agreements set forth in this Agreement, the parties hereby agree as follows:

ARTICLE 1

                                DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Section referred to below:


         "ACCOUNTS" has the meaning specified in Section 3.21(a)(v).


         "ACCOUNTS RECEIVABLE" has the meaning specified in Section
3.21(a)(iv).


         "ADJUSTED PARENT STOCK AMOUNT" means a number of shares of Parent Stock equal to 11,100,000 minus the Parent Stock Reduction Amount.


         "AFFECTED EMPLOYEES" has the meaning specified in Section 7.13(a).


         "AFFILIATE" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract or otherwise.


         "AGGREGATE MERGER CONSIDERATION" means an amount equal to (a) the product of (i) 11,100,000 multiplied by (ii) the Parent Stock Price, plus
(b) $5,000,000, and minus (c) the Excess Debt Amount.


         "AGREEMENT" means this Agreement and Plan of Merger, as amended, supplemented and/or modified from time to time.


         "ANTITRUST LAWS" has the meaning specified in Section 7.6(d).


         "ARTICLE 3 PARENT INDEMNIFIED DAMAGES" means (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any inaccuracy in any of the representations or warranties made by the Company in Sections 3.1, 3.2, 3.3, 3.4, 3.5, clause
(b) of 3.7, 3.25, 3.27, and 3.28 hereof, determined in each case as of the Effective Time as though made at and as of the Effective Time (except to the extent such representations and warranties speak as of an earlier date); and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing. For purposes of this definition, in determining whether there exists any inaccuracy in any of the representations or warranties made by the Company in Sections 3.1, 3.2, 3.3, 3.4, 3.5, clause (b) of 3.7, 3.25, 3.27, and 3.28 of this Agreement, no effect shall be given to any qualifiers contained in any such representations or warranties with respect to the "knowledge," "materiality," "in all material respects" or "Material Adverse Effect."


         "ARTICLE 3 PARENT TAX INDEMNIFIED DAMAGES" means (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any inaccuracy in any of the representations or warranties made by the Company in Section 3.13 hereof, determined as of the Effective Time as though made at and as of the Effective Time (except to the extent such representations and warranties speak as of an earlier date), and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing. For purposes of this definition, in determining whether there exists any inaccuracy in any of the representations or warranties made by the Company in Section 3.13 of this Agreement, no effect shall be given to any qualifiers contained in any such representations or warranties with respect to the "knowledge," "materiality," "in all material respects" or "Material Adverse Effect."


         "ARTICLE 5 PARENT INDEMNIFIED DAMAGES" means, as applied to a particular Stockholder, (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any inaccuracy in any of the representations or warranties made by such Stockholder in
Article 5 hereof, in each case as of the Effective Time as though made at and as of the Effective Time (except to the extent such representations and warranties speak as of an earlier date); and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing.


         "ASSOCIATES" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.


         "BENEFIT PLANS" has the meaning specified in Section 3.14(a).


         "CASH CONSIDERATION AMOUNT" means an amount in cash equal to the quotient of (a) $5,000,000 minus the Excess Debt Amount, divided by (b) the Outstanding Company Shares; provided, that the Cash Consideration Amount shall in no event be less than zero.


         "CASH ON HAND" means the cash and cash equivalents of the Company and its Subsidiaries as determined (a) as of the date specified in Section 2.4(b) and (b) in accordance with GAAP.


         "CERTIFICATE" has the meaning specified in Section 2.5(a).


         "CERTIFICATE OF MERGER" means the certificate of merger, prepared and executed in accordance with the applicable provisions of the DGCL, filed with the Secretary of State of the State of Delaware to effect the Merger.


         "CHARTER DOCUMENTS" has the meaning specified in Section 3.2.


         "CHICKASAW" means Chickasaw Holding Company, an Oklahoma corporation.


         "CHICKASAW PARENT INDEMNIFIED DAMAGES" means (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any breach of any agreement or covenant of Chickasaw or SPCS LLC contained in Sections 7.19, 7.22 and 7.25 herein and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to the foregoing.


         "CLOSING" means the closing of the Merger and the consummation of the other transactions contemplated by this Agreement.


         "CLOSING DATE" means the date on which the Closing occurs.


         "CLOSING DEBT AMOUNT" means an amount equal to (a) the outstanding Indebtedness of the Company, minus (b) Cash on Hand, and plus (c) the Excess Fee Amount. For purposes of this definition, the term Indebtedness shall not include any prepayment fees, penalties or other similar amounts or legal fees owed under the terms of the relevant credit facility.


         "CODE" means the Internal Revenue Code of 1986, as amended.


         "COMPANY" has the meaning set forth in the introductory paragraph of this Agreement.


         "COMPANY AFFILIATE" has the meaning specified in Section 11.9.


         "COMPANY COMMON STOCK" has the meaning specified in the Recitals to this Agreement.


         "COMPANY DISCLOSURE SCHEDULE" means the Company Disclosure Schedule attached hereto and any document listed on such Company Disclosure Schedule provided that such document is expressly described therein and has previously been made available to Parent.


         "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.18.


         "COMPANY OWNERSHIP PERCENTAGE" means, with respect to a particular Stockholder, an amount expressed as a percentage equal to the quotient of
(a) the number of shares of Company Common Stock owned by the Stockholder immediately prior to the Effective Time, divided by (b) the Outstanding Company Shares.


         "COMPANY PARTIES" has the meaning specified in the Recitals to this Agreement.


         "COMPANY PERMITS" has the meaning specified in Section 3.6.


         "COMPANY PLAN" has the meaning specified in Section 3.14(b).


         "COMPANY WELFARE PLAN" has the meaning specified in Section
7.13(b).


         "CONFIDENTIALITY AGREEMENTS" has the meaning set forth in Section
7.1(b).


         "CONSENT" has the meaning specified in Section 7.6(b).


         "COVENANT PARENT INDEMNIFIED DAMAGES" means (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any breach of any agreement or covenant of the Company contained in this Agreement other than covenants or agreements contemplated by Sections 7.19, 7.20, 7.22, 7.23, 7.24 and 7.25; and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to the foregoing.


          "CREDIT AGREEMENT" has the meaning specified in Section 8.2.


         "DAMAGES" means any and all damages, losses, claims, liabilities, Taxes, demands, charges, suits, penalties, costs, expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any action or proceeding, but excluding punitive, consequential and incidental damages except to the extent that such are sought by a third party pursuant to a Third-Party Claim) or diminutions of value, whether or not involving a Third-Party Claim.


         "DGCL" means the General Corporation Law of the State of Delaware.


         "DISCLOSURE SCHEDULE" means, as applicable, the Company Disclosure Schedule, the Parent Disclosure Schedule or any Stockholder Disclosure Schedule.


         "DISPOSE" (and with correlative meaning, "Disposition") shall mean pay, discharge, settle or otherwise dispose.


         "DOJ" has the meaning specified in Section 7.6(c).


         "EFFECTIVE TIME" has the meaning specified in Section 2.1(b).


         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (in each case in writing) by any Person (including any Governmental Entity), alleging noncompliance, violation or potential liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief) arising out of, or related to (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation or alleged violation of, or liability under, any Environmental Law or Environmental Permit.


         "ENVIRONMENTAL LAWS" has the meaning specified in Section 3.15.


         "ENVIRONMENTAL PERMITS" has the meaning specified in Section
3.15(a).


         "ERISA" has the meaning specified in Section 3.14(b).


         "ERISA AFFILIATE" has the meaning specified in Section 3.14(b).


         "EXCESS DEBT AMOUNT" means the amount, if any, by which the Company's Closing Debt Amount exceeds $80,000,000.


         "EXCESS FEE AMOUNT" means the amount, if any, by which the aggregate fees and expenses referenced in Section 7.15 and that are incurred by the Company exceed the amount set forth in Schedules 7.15(a) and 7.15(b).


         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


         "FCC" has the meaning specified in Section 3.8.


         "FTC" has the meaning specified in Section 7.6(c).


         "FINAL DETERMINATION" shall mean (a) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision, (b) the execution of a closing agreement or its equivalent between the particular Stockholder and the relevant Governmental Entity, or (c) any other final Disposition of a claim made by a Governmental Entity with respect to Taxes of any Stockholder.


         "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).


         "GOVERNMENTAL ENTITY" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company, Parent or any of their respective Subsidiaries, properties or assets.


         "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, fractions or wastes, radioactive materials or wastes, friable asbestos and polychlorinated biphenyls and (b) any other chemical, material, substance or waste, the generation, manufacture, processing, distribution, possession, use, treatment, storage or Release of which is prohibited, limited or regulated under any applicable Environmental Law.


         "HSR ACT" has the meaning specified in Section 3.8.


         "INDEBTEDNESS" means the aggregate outstanding indebtedness of the Company for borrowed money (including any prepayment fees, penalties or similar amounts) determined as of immediately prior to the Effective Time and as reflected in the payoff letters to be obtained in accordance with
Section 2.4


         "INDEMNIFIED PARTY" has the meaning specified in Section 10.2(a).


         "INDEMNIFYING PARTY" has the meaning specified in Section 10.3.


         "INDEMNITEE" has the meaning specified in Section 7.8(a).


         "INDEMNITY AGREEMENT" has the meaning specified in Section 7.8(a).


         "INTELLECTUAL PROPERTY" has the meaning specified in Section
3.19(a).


         "LP" has the meaning specified in Section 7.22(b).


         "LEASE AGREEMENT" has the meaning specified in Section 7.22(b).


         "LEASED PREMISES" has the meaning specified in Section
3.21(b)(ii).


         "LIEN" means any lien, mortgage, security interest, pledge, deposit, production payment, restriction, burden, encumbrance, right of purchase, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.


         "LISTED AGREEMENT" has the meaning specified in Section 3.27.


         "MASSMUTUAL" means MassMutual High Yield Partners II LLC and Massachusetts Mutual Life Insurance Company.


         "MASSMUTUAL INDEMNIFIED DAMAGES" means (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any breach of any agreement or covenant of MassMutual contained in Section 7.23 herein and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to the foregoing.


         "MASTER LEASE AGREEMENT" has the meaning specified in Section
7.22(d).


         "MATERIAL ADVERSE EFFECT" means: (a) when used with respect to the Company, a result or consequence that (i) would reasonably be expected to materially adversely affect the business, condition (financial or otherwise), assets, liabilities, properties, cash flows or results of operations of the Company and its Subsidiaries taken as a whole or (ii) would reasonably be expected to impair the Company's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; and (b) when used with respect to Parent, a result or consequence that (i) would reasonably be expected to materially adversely affect the business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole or (ii) would reasonably be expected to impair Parent's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; provided, however, that the effects of changes that are substantially attributable to (x) the industries and markets in which a party operates or (y) general economic, political or financial market conditions, including (1) changes after the date hereof in any applicable law or in the interpretation of any applicable law or (2) changes after the date hereof in GAAP, shall be excluded from the determination of a Material Adverse Effect, except, in the case of each of clauses (x) and (y), to the extent that any such change or condition adversely affects the referenced Person to a materially greater degree than other companies engaged in the same business or industry are affected generally; provided further, that any adverse effect on a party that is substantially attributable to (x) the execution of this Agreement, (y) the announcement of this Agreement or (z) such party's compliance with the terms and conditions of this Agreement, shall also be excluded from the determination of a Material Adverse Effect.


         "MATERIAL CONTRACTS" has the meaning specified in Section 3.20(a).


         "MATERIAL INTELLECTUAL PROPERTY" has the meaning specified in
Section 3.19(b).


         "MERGER" has the meaning specified in the Recitals to this Agreement.


         "MERGER SUB" has the meaning specified in the introductory paragraph of this Agreement.


         "MERGER SUB STOCK" means the common stock, par value $.01 per share, of Merger Sub.


         "NEW LEASE" has the meaning specified in Section 7.22(b).


         "OUTSIDE CONFIDENTIALITY AGREEMENT" has the meaning specified in
Section 3.23(a).


         "OUTSTANDING COMPANY SHARES" means the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (which shall not include any shares held in the Company's treasury).


         "PARENT" has the meaning specified in the introductory paragraph of this Agreement.


         "PARENT DISCLOSURE SCHEDULE" means the Parent Disclosure Schedule attached hereto and any document listed on such Parent Disclosure Schedule provided that such document is expressly described therein and has previously been made available to Company.


         "PARENT PARTIES" has the meaning specified in the Recitals to this Agreement.


         "PARENT PERMITS" has the meaning specified in Section 4.5.


         "PARENT SEC DOCUMENTS" has the meaning specified in Section 4.8.


         "PARENT STOCK" means the common stock, par value $0.01 per share, of Parent.


         "PARENT STOCK PRICE" means a price per share of Parent Stock equal to $12.00, representing the last reported sale price as reported by the Nasdaq Stock Market for the trading day immediately preceding the date of this Agreement.


         "PARENT STOCK REDUCTION AMOUNT" means a number of shares of Parent Stock (rounded to the nearest whole share) equal to the quotient of (a) the Closing Debt Amount minus $85,000,000, divided by (b) the Parent Stock Price; provided that the Parent Stock Reduction Amount shall in no event be less than zero.


         "PARIBAS" means Paribas Capital Funding LLC.


         "PARIBAS PARENT INDEMNIFIED DAMAGES" means (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any breach of any agreement or covenant of Paribas contained in Section 7.24 herein and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to the foregoing.


         "PER SHARE MERGER CONSIDERATION" means the Cash Consideration Amount plus the Stock Consideration Amount.


         "PERMITTED LIENS" means: (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if the Company shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, which in any case are listed on the applicable Disclosure Schedule; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof for sums not yet due or being contested in good faith by appropriate proceedings, if the Company shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, as are listed on the applicable Disclosure Schedule, to the extent that such are in existence as of the date hereof; (c) inchoate Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than ERISA) which would not and will not, individually or in the aggregate, materially impair the value of the assets of the Company or interfere with the ordinary conduct of the business of the Company; (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature which would not and will not, individually or in the aggregate, materially impair the value of the assets of the Company or interfere with the ordinary conduct of the business of the Company or rights to any of its assets; (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances existing on property which would not and will not materially impair the value of the assets of the Company or interfere with the ordinary conduct of the business of the Company or rights to any of its assets; (f) any defects, irregularities or deficiencies in title to easements, rights-of-way or other surface use agreements that do not materially adversely affect the value of any asset of the Company; (g) Liens arising under or created pursuant to the credit agreements of the Company set forth in item 5(a) of
Section 3.20(a) of the COMPANY DISCLOSURE SCHEDULE; and (h) the matter described in item 5(b) of Section 3.20(a) of the COMPANY DISCLOSURE SCHEDULE.


         "PERSON" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Entity.


         "PERSONAL PROPERTY" has the meaning specified in Section
3.21(a)(i).


         "POLICIES" has the meaning specified in Section 3.22(a).


         "PRIOR POLICIES" has the meaning specified in Section 3.22(a).


         "REAL ESTATE CONTRACTS" has the meaning specified in Section
3.21(b)(ii).


         "REAL PROPERTY" has the meaning specified in Section 3.21(b)(i).


         "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in the Recitals to this Agreement.


         "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.


         "REORGANIZATION" has the meaning specified in the Recitals to this Agreement.


         "REORGANIZATION AND CONSENT AGREEMENT" has the meaning specified in Section 3.3(a).


         "REORGANIZATION DOCUMENTS" has the meaning specified in Section
3.28(a).


         "RESPONSIBLE OFFICER" means (1) with respect to the Company, Tom Riley, President and Chief Executive Officer; Don Patterson, Chief Financial Officer; J.B. Bright, member of the Company's Board of Directors; Larry D. Jones, member of the Company's Board of Directors; Donna Stringer, Director of Regulatory Issues; Todd Schatzman, Vice-President and Director of Network Operations; Virginia "Scottie" Elliot, Vice-President and Director of Sales; Timothy Riley, Director of Sales; Mark Layton, Controller; David Mathieson, Treasurer; Chris Allen, Vice-President and General Manager; Pat Gardner, Manager of Human Resources; and Krishna Wood; and (2) with respect to Parent, David Sharbutt, President and Chief Executive Officer; Kendall Cowan, Chief Financial Officer; Loyd Rinehart, Senior Vice-President--Corporate Finance; Anthony Sabatino, Chief Technology Officer; and David Miller, Vice-President of Operations.


         "SEC" means the Securities and Exchange Commission.


         "SPCS LLC" has the meaning specified in Section 5.11(b).


         "SECTION 7.20 PARENT INDEMNIFIED DAMAGES" means, as applied to a particular Stockholder, (a) any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any breach of any agreement or covenant of such Stockholder contained in Section 7.20 herein and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to the foregoing.


         "SECURITIES ACT" means the Securities Act of 1933, as amended.


         "SPRINT AGREEMENTS" has the meaning specified in Section 3.20(c).


         "SPRINT MANAGEMENT AGREEMENT" has the meaning specified in Section 3.20(c).


         "SPRINT PCS" means Sprint Spectrum, L.P. and its Affiliates, excluding the Company.


         "STOCK CONSIDERATION AMOUNT" means a number of shares of Parent Stock equal to the quotient of the Adjusted Parent Stock Amount divided by the Outstanding Company Shares.


         "STOCKHOLDER DISCLOSURE SCHEDULE" means each Stockholder
Disclosure Schedule attached hereto and any document listed on such Stockholder Disclosure Schedule provided that such document is expressly described therein and has previously been made available to Parent.


         "STOCKHOLDER REPRESENTATIVE" has the meaning specified in Section
7.2.


         "STOCKHOLDERS" has the meaning specified in the introductory paragraph of this Agreement.


         "STOCKHOLDERS' DESIGNEE" has the meaning specified in Section
2.11.


         "SUB LEASE AGREEMENT" has the meaning specified in Section
7.22(d).


         "SUBSEQUENT PARENT SEC DOCUMENTS" has the meaning specified in
Section 4.8.


         "SUBSIDIARY" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) such Person or any other Subsidiary of such Person is a general partner or
(b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries.


         "SURVIVING CORPORATION" has the meaning specified in Section
2.1(a).


         "SWPCS" has the meaning specified in the Recitals to this Agreement.


         "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


         "TAXES" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes and other governmental taxes imposed or payable to the United States or any state, local or foreign governmental entity, including any subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax, including penalties for the failure to file any Tax Return or report.


         "TERMINATION DATE" has the meaning specified in Section 9.1(b).


         "THIRD-PARTY CLAIM" has the meaning specified in Section 10.3.


         "TOWER INDEMNIFIED DAMAGES" means any and all fines or penalties imposed by the FCC, the FAA or any state or federal environmental protection agency or authority and relocation costs incurred to relocate any of the towers described on EXHIBIT B to this Agreement (the "SCHEDULED TOWERS") that any of the Indemnified Parties incurs or suffers arising from or in connection with any noncompliance of any of the Scheduled Towers with the FCC's environmental regulations found at 47 CFR 1.1305 through 1.1319, and any and all Damages that any of the Indemnified Parties incurs or suffers arising from or in connection with any and all actions, suits, proceedings, claims and demands by third parties arising from or in connection with any noncompliance of any of the Scheduled Towers with the FCC's environmental regulations found at 47 CFR 1.1305 through 1.1319.


         "TOWER INDEMNIFIED DAMAGES CAP" has the meaning specified in
Section 10.2(e).


         "TOWER LEASES" has the meaning specified in Section 3.21(b)(iii).

1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "THIS AGREEMENT," "HEREIN," "HEREBY," "HEREUNDER" and "HEREOF," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "THIS ARTICLE," "THIS SECTION" and "THIS SUBSECTION," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.


         As used in the representations and warranties contained in this Agreement, the phrase "TO THE KNOWLEDGE" of the representing party shall mean that the Responsible Officers of such party, individually and collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason to believe that the matter being represented and warranted is not true and accurate.

                                 ARTICLE 2

                                 THE MERGER

      2.1 THE MERGER.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub will merge with and into the Company in accordance with the terms set forth herein. From and after the Effective Time, the separate existence of Merger Sub shall cease to exist. The Company shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware.

         (b) The Merger shall become effective at the time of the filing of, or at such later time specified in, a properly executed Certificate of Merger filed with the Secretary of State of the State of Delaware, together with all other documents, notices and filings required by the DGCL (such date and time at which the Merger shall become effective being referred to herein as the "EFFECTIVE TIME").

         (c) At the Effective Time, the effect of the Merger shall be as provided in the DGCL.

         (d) The certificate of incorporation and bylaws of Merger Sub as in effect at the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the Board of Directors and officers of the Surviving Corporation shall be composed of the directors and officers of Merger Sub serving immediately before the Effective Time to hold office until their respective successors are duly elected or appointed and qualified. At the Effective Time, all rights and obligations of the Stockholders (i) under the Company's certificate of incorporation and bylaws or similar agreements and (ii) with respect to the Company Common Stock shall terminate.

      2.2 TERMS OF THE MERGER.

         (a) Subject to Sections 2.8 and 2.10, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of such stock held in the Company's treasury) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Per Share Merger Consideration.

         (b) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Stock on or after the date hereof and prior to the Effective Time, the Adjusted Parent Stock Amount, the Stock Consideration Amount, the Parent Stock Reduction Amount and the Parent Stock Price shall be adjusted accordingly.

         (c) Each share of Company Common Stock that is owned by the Company as treasury stock shall, at the Effective Time, be canceled and retired and shall cease to exist and no shares of Parent Stock or other consideration shall be delivered or owing in exchange therefor.

         (d) Each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time (other than shares of such stock held in Merger Sub's treasury) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one duly authorized, validly issued, fully paid and nonassessable share of stock of the Surviving Corporation.

         (e) At and after the Effective Time, holders of Company Common Stock immediately prior to the Effective Time shall cease to have any rights as Stockholders of the Company, except the right to receive the Per Share Merger Consideration in accordance with Section 2.2(a) with respect to each share of Company Common Stock held by them, and such shares of Company Common Stock shall be extinguished. The Per Share Merger Consideration paid or issued upon the surrender for exchange of each share of Company Common Stock in accordance with the terms of this Agreement shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights and obligations pertaining to such share of Company Common Stock.

      2.3 CLOSING. Subject to the terms and conditions of this Agreement, the Closing of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 4100, Dallas, Texas 75201, at 9:00 a.m. local time (a) on March 30, 2001, subject to the satisfaction or waiver (subject to applicable law) of the conditions precedent specified in Article 8, (b) if on such date the conditions precedent specified in Article 8 are not satisfied or waived (subject to applicable law), then on a day not later than three business days following the date that all conditions precedent specified in Article 8 have been satisfied or waived (subject to applicable law) or (c) on such other date and at such other time and place as the parties hereto may agree.

      2.4 INDEBTEDNESS AND CASH ON HAND.

         (a) No later than two business days prior to the Closing Date, the Company shall cause each of the lenders of the Company's Indebtedness to prepare and deliver to Parent a "payoff letter" specifying the amount of Indebtedness, fees, expenses, prepayment penalties and other amounts that will be outstanding as of the Closing Date in connection with the Company's Indebtedness. Such payoff letters shall be reconfirmed by the lenders on the Closing Date.

         (b) No later than one day prior to Closing, the Company shall deliver to Parent a certificate certifying the amount of Cash on Hand as of the close of business on the immediately preceding business day and the amount of fees to be paid pursuant to Section 7.15. On the Closing Date, the Company shall deliver to Parent a certificate certifying the amount of Cash on Hand as of the close of business on the immediately preceding business day and confirming the amount of fees to be paid pursuant to
Section 7.15.

      2.5 EXCHANGE PROCEDURE.

         (a) At the Closing, each holder of Company Common Stock shall surrender to Parent the certificates (each, a "CERTIFICATE") representing same by means of transfer documents, in such form, as Parent may reasonably require. Subject to Section 2.10, at the time of such surrender or delivery, the Per Share Merger Consideration applicable to each such share of Company Common Stock shall be delivered to each such holder.

         (b) The Per Share Merger Consideration shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights and obligations pertaining to the share of Company Common Stock surrendered in exchange therefor. No interest shall be paid or accrued on any cash payable upon the surrender of any share of Company Common Stock. If cash payment is to be made, or shares of Parent Stock issued, to a Person other than the Person who surrendered the shares of Company Common Stock, it shall be a condition of payment that the shares of Company Common Stock so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the surrendered shares of Company Common Stock, or establish to the satisfaction of Parent that such taxes have been paid or are not applicable.

      2.6 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Following the Effective Time, no dividends or other distributions with respect to Parent Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock issuable upon the surrender of such Certificate pursuant to Section 2.5 and, with respect thereto, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.8. Subject to the effect of applicable escheat or similar laws and subject to Section 2.10, following the surrender of any such Certificate pursuant to Section 2.5 there shall be paid to the holder of the Certificate, (a) any such dividends or other distributions, without any interest thereon, which theretofore had become payable (with a record date and payment date after the Effective Time but prior to the surrender of shares of Company Common Stock) with respect to shares of Parent Stock represented by such Certificate and (b) the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to Section 2.8. No holder of any unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Parent Stock into which the shares of Company Common Stock represented thereby shall have been converted.

      2.7 CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time, all Outstanding Company Shares shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.

      2.8 NO FRACTIONAL SHARES.

         (a) No certificates representing fractional shares of Parent Stock shall be issued upon the surrender for exchange of shares of Company Common Stock which have been converted pursuant to this Agreement, and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of Parent.

         (b) In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Stock upon surrender of all of such holder's shares of Company Common Stock for exchange pursuant to this Article 2 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the last reported sale price per share of Parent Stock as reported by the Nasdaq Stock Market on the day immediately preceding the date on which the Effective Time occurs (or, if Parent Stock does not trade on the Nasdaq Stock Market on such date, the first date of trading of Parent Stock on the Nasdaq Stock Market after the Effective
Time) by (b) the fractional interest to which such holder otherwise would be entitled. Such amount in cash shall be deemed to be substituted for any such fractional share and to constitute a portion of the Aggregate Merger Consideration with respect to the related shares of Company Common Stock and shall not reduce, offset or otherwise affect the Cash Consideration Amount.

      2.9 NO LIABILITY. None of Parent, Merger Sub, or the Surviving Corporation shall be liable to any person in respect of any payments or distributions payable in respect of shares of Parent Stock issuable in exchange for any unsurrendered Certificate that are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Per Share Merger Consideration in respect of such shares of Company Common Stock would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such shares of Company Common Stock shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

      2.10 TAX WITHHOLDING. Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

      2.11 BOARD REPRESENTATION. As provided in this Section 2.11, the Stockholders shall be entitled to designate one person (the "STOCKHOLDERS' DESIGNEE") for election to Parent's Board of Directors effective as of the Effective Time, subject to the consent of Parent, which consent shall not be unreasonably withheld. At the Effective Time, Parent shall increase the size of the Board of Directors of Parent by increasing the number of directors in Class I by one and shall cause the vacancy created thereby to be filled by the Stockholders' Designee; provided that the Stockholders shall have delivered notice to Parent of the identity of the Stockholder's Designee not less than ten days prior to the Closing Date. In connection with the annual meeting of the stockholders of Parent next following the Effective Time, Parent shall nominate the Stockholders' Designee for election as a director by the stockholders of Parent and shall solicit proxies for election of the Stockholders' Designee.

                                 ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         Except as set forth in the COMPANY DISCLOSURE SCHEDULE (each reference contained herein to such COMPANY DISCLOSURE SCHEDULE qualifies the referenced representation and warranty to the extent specified in the COMPANY DISCLOSURE SCHEDULE and such other representations and warranties contained herein (regardless of whether or not such representation or warranty contains a reference to such COMPANY DISCLOSURE SCHEDULE) to the extent a matter in such COMPANY DISCLOSURE SCHEDULE is disclosed in such a way as to make it readily apparent on its face that such reference qualifies such other representation or warranty) of the Company attached hereto, the Company represents and warrants to the Parent Parties as follows:

3.1      ORGANIZATION.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. Each Subsidiary of the Company that is a partnership or a limited liability company is duly organized and validly existing under the laws of its jurisdiction of organization, and each has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company and each Subsidiary is qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. Section 3.1(a) of the COMPANY DISCLOSURE SCHEDULE sets forth a list of each jurisdiction in which the Company and each of its Subsidiaries is qualified, authorized, registered or licensed to do business as a foreign corporation.

         (b) The minute books of the Company (from and after the Reorganization), copies of which have been made available to Parent, contain true, complete and accurate records of all meetings and other corporate actions held or taken since the Reorganization by its stockholders, members or partners, as the case may be, and Boards of Directors (including committees of its Board of Directors).

      3.2 CERTIFICATE OF INCORPORATION AND BYLAWS.

         (a) True, correct and complete copies of the certificate of incorporation, bylaws or equivalent organizational documents, each as amended to date (collectively, the "CHARTER DOCUMENTS") of the Company and each of its Subsidiaries have been delivered or made available to Parent. The Charter Documents of the Company and each of its Subsidiaries are valid, binding and in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Charter Documents.

         (b) Except for any such violation or consent or other right that has been validly waived or consented to prior to the date hereof, neither the Company nor any of its Subsidiaries has authorized or entered into any contract, agreement or arrangement or otherwise engaged in any transaction
(i) in violation of any of its Charter Documents, or without obtaining any vote, approval or consent required thereunder, (ii) in violation of any of the Listed Agreements, or without obtaining any vote, approval or consent of any Stockholder or any other party thereto (or any group comprised of one or more of them) required thereunder, or (iii) that would trigger or accelerate any rights of any Stockholder or any other party thereto under any of the Listed Agreements. Except as disclosed in Section 3.2(b) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries has received a "Voting Shift Notice" from any Stockholder under any Listed Agreement or any similar agreement in existence prior to the Reorganization.

      3.3 CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, of which 1,000,000 shares are issued and outstanding, subject to the issuance of additional shares of Common Stock prior to the Effective Time as contemplated in the Reorganization and Consent Agreement, dated as of February 23, 2001, among SWPCS Holding L.L.C., the stockholders named therein, Southwest PCS Holdings, Inc., Paribas Capital Funding LLC and Chickasaw Holding Company (the "REORGANIZATION AND CONSENT AGREEMENT"), and (ii) no shares of preferred stock. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights, with no personal liability attaching to the ownership thereof. There are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by or binding upon the Company for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities, other than as described in Section 3.3(a) of the COMPANY DISCLOSURE SCHEDULE.

         (b) As of the date hereof, Section 3.3(b) of the COMPANY
DISCLOSURE SCHEDULE sets forth a true and complete list of all holders of shares of Company Common Stock and the number of such shares held by each such Person.

      3.4 COMPANY SUBSIDIARIES. Section 3.4 of the COMPANY DISCLOSURE SCHEDULE sets forth a list of each Subsidiary of the Company. Except as set forth in Section 3.4 of the COMPANY DISCLOSURE SCHEDULE, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock (or all of the other equity or ownership interests) of each of such Subsidiaries, free and clear of all Liens, other than Permitted Liens, and all of such shares or other equity or ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, except with respect to the general partnership interests in Southwest PCS, L.P. held by SWGP, L.L.C. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security or partnership or membership interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security or partnership or membership interest of such Subsidiary. At the Effective Time, assuming satisfaction of the conditions set forth in Section 8.2(i), there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock or any other equity security or partnership or membership interest of the Company or any of its Subsidiaries.

      3.5 AUTHORITY AND ENFORCEABILITY.

         (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by its Board of Directors. This Agreement has been adopted by the unanimous written consent of the Stockholders in accordance with Sections 228 and 251(c) of the DGCL and the Company's Charter Documents (a copy of which is set forth in Section 3.5 of the COMPANY DISCLOSURE SCHEDULE). No other corporate action on the part of the Company or its Stockholders is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

         (b) Prior to execution and delivery of this Agreement, the Board of Directors of the Company has (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and
(ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of shares of Company Common Stock.

      3.6 COMPLIANCE.

         (a) Except as disclosed in Section 3.6(a) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries is in violation of, in any material respect, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, under (i) its Charter Documents, (ii) any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage or indenture binding upon the Company or any of its Subsidiaries, or (iii) any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity.

         (b) Except as set forth on Section 3.6(b) of the COMPANY DISCLOSURE SCHEDULE, each of the Company and its Subsidiaries has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business and the lawful ownership, use and operation of its assets ("COMPANY PERMITS"), except for Company Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth on Section 3.6(b) of the COMPANY DISCLOSURE SCHEDULE, the Company is in material compliance with the terms of its Company Permits.

         (c) This Section 3.6 shall not apply to any matter to the extent such matter is specifically covered by any other representation or warranty contained herein referring to a law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity, including without limitation the representations and warranties set forth in Sections 3.8, 3.10(b), 3.13, 3.14, 3.15, 3.19, 3.21(b) and 3.23.

      3.7 NO CONFLICT. Except as disclosed in Section 3.7 of the COMPANY DISCLOSURE SCHEDULE, the execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) assuming that the consents and approvals referred to in Section 3.8 are obtained, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of the Charter Documents, in each case as amended, of the Company or any of its Subsidiaries, (c) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or
(d) require any authorization, consent or approval of a third party pursuant to any Material Contract, other than, in the case of clauses (a),
(c) and (d), any such right of termination, cancellation or acceleration, violation, conflict, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

      3.8 GOVERNMENT APPROVALS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except (a) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) such consents, approvals, authorizations, permits, filings and notifications listed in Section 3.8 of the COMPANY DISCLOSURE SCHEDULE, (d) the grant of applications by the Federal Communications Commission ("FCC") and (e) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company (including filings in connection with Company Permits, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company).

      3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.9 of the COMPANY DISCLOSURE SCHEDULE, since December 31, 2000, the Company and its Subsidiaries have conducted their respective businesses and operations in all material respects in the ordinary and usual course consistent with past practice and there has not occurred (a) through the date hereof, any change in the business, condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), properties, working capital, or results of operations of the Company and its Subsidiaries that has caused or would reasonably be excepted to result in a Material Adverse Effect on the Company, (b) any declaration, setting aside or payment of any dividend or distributions of any kind by the Company on any class of its equity securities, (c) any material increase in the compensation payable or to become payable by the Company or any Subsidiary to its directors, officers or employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers or employees, (d) any material change by the Company or its Subsidiaries in accounting methods, principles or practices except as required by GAAP, (e) any material change in tax accounting methods, principles or practices by the Company or any Subsidiary, except insofar as required by the Code or (f) any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.1 hereof. Except as set forth in Section 3.9 of the COMPANY DISCLOSURE SCHEDULE, since December 31, 2000, through the date hereof, the Company and its Subsidiaries have not (a) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due; (b) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice; or (c) agreed, whether in writing or otherwise, to take any action described in this section. Since December 31, 2000, the Company's expenditures, other than expenditures incurred in connection with the Reorganization and Merger, have been incurred in all material respects in the ordinary and usual course consistent with past practice.

      3.10 ACTIONS AND PROCEEDINGS.

         (a) Except as disclosed in Section 3.10 of the COMPANY DISCLOSURE SCHEDULE, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of their properties, assets or businesses, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such. Except as disclosed in Section 3.10 of the COMPANY DISCLOSURE SCHEDULE, there are no actions, claims, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their properties, assets or businesses or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such, or challenging the validity of the transactions contemplated by this Agreement, and, to the knowledge of the Company, no event has occurred, and no state of facts exists, that are reasonably likely to result in any such action, suit or proceeding.

         (b) The Company has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or any other Governmental Entity or of any other proceedings of or before the FCC or any other Governmental Entity relating to the Company or any of its Subsidiaries. No proceedings are pending or, to the knowledge of the Company, threatened to revoke or limit any of the Company Permits.

         (c) To the knowledge of the Company, no event has occurred which
(i) will result in, or after notice or lapse of time or both could reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any of the Company Permits, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Company or its Subsidiaries under any Company Permits.

      3.11 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, except as set forth in Section 3.11 of the COMPANY DISCLOSURE SCHEDULE and for liabilities or obligations that are accrued or reserved against in the Company Financial Statements, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, known or unknown, contingent or otherwise), other than (a) liabilities or obligations incurred in the ordinary course of business since December 31, 2000, (b) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (c) liabilities or obligations incurred as a result of compliance by the Company and its Subsidiaries with the terms of this Agreement and
(d) fees and expenses relating to the Reorganization or the transactions contemplated herein as set forth on Schedules 3.11, 7.15(a) and 7.15(b), and such other fees and expenses which are not, individually or in the aggregate, material to the Company.

      3.12 AMOUNT OF INDEBTEDNESS. The aggregate principal amount of indebtedness for borrowed money of the Company and its Subsidiaries outstanding as of the date hereof is approximately $79,500,000. Except as set forth in Section 3.12 of the COMPANY DISCLOSURE SCHEDULE, the Company and its Subsidiaries are not subject to any prepayment penalties with respect to any such indebtedness.

      3.13 TAXES.

         (a) (i) The Company and each of its Subsidiaries has filed all Tax Returns required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete; (ii) all Taxes (whether imposed directly or indirectly) shown to be due on such Tax Returns either (A) have been timely paid or (B) extensions for payment have been properly obtained or such Taxes are being timely and properly contested and, in either case, proper accruals pursuant to GAAP have been established on the Company's consolidated financial statements with respect thereto; (iii) the Company and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes; (iv) except as set forth in Section 3.13(a) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes or Tax Returns; (v) Tax Returns of the Company and its Subsidiaries relating to federal, foreign and material state Taxes have not been examined by the Internal Revenue Service or the appropriate taxing authority, except as disclosed in Section 3.13(a) of the COMPANY DISCLOSURE SCHEDULE, which sets forth all closed and pending audits, examination or claims by any taxing authority of any Tax Returns, and no extension of the statute of limitations for the assessment of any federal, foreign and material state income Taxes has been granted by the Company or any of its Subsidiaries, except as disclosed in Section 3.13(a) of the COMPANY DISCLOSURE SCHEDULE; (vi) no issues that have been raised by a taxing authority in connection with the examination of any federal, foreign or material state Tax Returns of the Company or its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested and proper accruals pursuant to GAAP have been established on the Company's consolidated financial statements with respect thereto; (viii) except as set forth in
Section 3.13(a) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person other than the Company and its Subsidiaries under (A) Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law) or (B) any express or implied agreement; (ix) except as set forth in
Section 3.13(a) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code other than the affiliated group of which the Company is the common parent organization; (x) the unpaid Taxes of the Company and its Subsidiaries for Tax periods from June 4, 1998, through the Closing Date are normal recurring Taxes attributable solely to the conduct of their business in the ordinary course and in a manner consistent with past practices, and (xi) the Company and its Subsidiaries (or, in the case of clause (A) below, each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby) do not have any: (A) excess loss accounts as defined in Treas. Reg. Section 1.1502-19; (B) Code
Section 481 adjustments allocable to the Company or any Subsidiary; or (C) deferred gains or losses allocable to the Company or its Subsidiaries arising out of any deferred intercompany transaction as defined in Treas. Reg. Section 1.1502-13 or similar provisions of U.S. federal, state, local or foreign tax law.

         (b) No examination or audit by the Internal Revenue Service or any taxing authority of any Tax Return of the Company and/or any of its Subsidiaries is currently in progress or, to the knowledge of the Company, threatened or contemplated. Except as described in Section 3.13(b) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed.

         (c) Neither the Company nor any of its Subsidiaries is a "consent corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or its Subsidiaries are subject to an election under Section 341(f) of the Code.

         (d) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

         (e) Except as set forth in Section 3.13(e) of the COMPANY DISCLOSURE SCHEDULE, since June 4, 1998, the Company and its Subsidiaries have used tax accounting methods, practices and elections consistent with past practices, and have not used any improper, invalid or inconsistent method, practice or election with respect to any period beginning on or prior to the date hereof.

         (f) Except as set forth in Section 3.13(f) of the COMPANY DISCLOSURE SCHEDULE, to the knowledge of the Company, no state of facts or circumstances exists which is reasonably likely to constitute grounds for any audit or examination of, or the assessment of additional Taxes with respect to, Tax Returns previously filed, or with respect to Tax Returns previously failed to have been filed, by the Company or any of its Subsidiaries.

         (g) At all times prior to the effective time of the Reorganization, the Company qualified as a partnership for federal income tax purposes and not as an association taxed as a corporation.

         (h) Except as disclosed in Section 3.13(h) of the COMPANY DISCLOSURE SCHEDULE, no amount payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

      3.14 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Section 3.14(a) of the COMPANY DISCLOSURE SCHEDULE sets forth the name of each Company Plan and of each bonus, deferred compensation (together with a list of participants therein), incentive compensation, profit sharing, salary continuation (together with a list of participants therein), employee benefit plan, stock purchase, stock option, employment, severance, termination, golden parachute, consulting or supplemental retirement plan or agreement (collectively, the "BENEFIT PLANS"). With respect to each Benefit Plan, to the extent applicable, the Company has delivered to Parent correct and complete copies of (i) the plan documents and summary plan descriptions, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the most recent Form 5500 annual report, and (iv) all related trusts, insurance contracts and other funding agreements which relate to any Benefit Plan.

         (b) Except to the extent that, in the aggregate, breaches of this
Section 3.14(b) would not result in a Material Adverse Effect on the Company and except as described in Section 3.14(b) of the COMPANY DISCLOSURE SCHEDULE: (i) each Company Plan and Benefit Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations; (ii) no liability or contingent liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any plan subject to Title IV of ERISA during the last six years ended prior to the Effective Time; (iii) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan or Benefit Plan; (iv) no non-exempt prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred (v) no Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees for periods extending beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) benefits under any "pension plan" or (C) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary); and (vi) all Company Plans and Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which could be expected to cause the loss of any such qualification, and the Company is not aware of any reason why any Company Plan and Benefit Plan is not so qualified in operation. As used herein: (i) "COMPANY PLAN" means a "pension plan" (as defined in Section 3(2) of ERISA) or a "welfare plan" (as defined in Section 3(l) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates has contributed in the last six years or otherwise may have any liability; and (ii) "ERISA AFFILIATE" means any entity which is part of a "controlled group" with the Company or under "common control" with the Company (within the meaning of Section 414(b) or (c) of the Code).

         (c) Except as disclosed on Section 3.14(c) of the COMPANY DISCLOSURE SCHEDULE, the consummation of the transactions contemplated by this Agreement will not (either alone or in combination with any other event, including a termination of employment) (i) entitle any current or former director, officer or employee of the Company or any of its ERISA Affiliates to severance pay, change of control payments, golden parachute payments, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation or other economic benefit provided or made available to any such director, officer or employee, or (iii) accelerate or increase the funding obligation of the Company or its Subsidiaries with respect to any Company Plan.

      3.15 ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.15 of the COMPANY DISCLOSURE SCHEDULE, and except for such matters that would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect on the Company:

         (a) The Company and its Subsidiaries have obtained, or have timely applied for, all permits, licenses, approvals, identification numbers and other authorizations (collectively, "ENVIRONMENTAL PERMITS") necessary under applicable Environmental Laws to conduct their business and operations as currently conducted.

         (b) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws and Environmental Permits, and neither the Company nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that the Company or any of its Subsidiaries is not in such compliance or is liable for remediation, cost recovery or contribution under CERCLA.

         (c) There are no Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, in either case arising out of (i) any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or (ii) any current or former operations of the Company or any of its Subsidiaries.

         (d) Neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities of which the Company has knowledge arising under applicable Environmental Laws.

         (e) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws governing the investigation, remediation and monitoring of a facility at the time of its transfer to the extent required to consummate the transactions contemplated by this Agreement.

         (f) To the knowledge of the Company, no event has occurred, and no state of facts exists, that is reasonably likely to result in any Environmental Claim described in Section 3.15(c) above.

         (g) Neither the Company nor any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

         (h) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

         (i) To the knowledge of the Company, there are no underground storage tanks or above-ground storage tanks located on any real property owned or leased by the Company or any of its Subsidiaries which are now, or in the past were, used to store Hazardous Materials.


         For the purpose of this Agreement:


         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended as of the date thereof.


         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment stipulation, injunction, permit, authorization, policy, opinion or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety as affected by the environment or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination (including any and all National Environmental Protection Act requirements).

      3.16 AFFILIATE TRANSACTIONS. Except as set forth in Section 3.16 of the COMPANY DISCLOSURE SCHEDULE, there are no Material Contracts, other material agreements or transactions or any loan arrangements or other liabilities for advanced funds between the Company or any of its Subsidiaries, on the one hand, and any (a) officer or director of the Company or of any of its Subsidiaries, (b) record or beneficial owner of five percent or more of any class of the voting securities of the Company or (c) Affiliate of any such officer, director or beneficial owner, on the other hand. Except as set forth in Section 3.16 of the COMPANY DISCLOSURE SCHEDULE, as of the date hereof, no Stockholder nor any officer or director of the Company or any of its Subsidiaries (a) owns or holds, directly or indirectly, in whole or in part, any Intellectual Property used by the Company, (b) has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits, in each case, under any employee benefit plan existing on the date hereof, (c) owes any money to the Company or any of its Subsidiaries or (d) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

      3.17 BROKERS. No broker, finder, investment banker or financial advisor has been retained by the Company or any its Subsidiaries or any of their respective officers or directors, or is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement, other than the fees payable to Bear, Stearns & Co., Inc. pursuant to the agreement between Bear, Stearns and the Company, a copy of which has previously been made available to Parent.

      3.18 FINANCIAL INFORMATION. Section 3.18 of the COMPANY DISCLOSURE SCHEDULE contains true and correct copies of (a) the audited consolidated balance sheets for the Company and its Subsidiaries at December 31, 1999 and the related statements of income, members' equity and cash flows for the one-year period then ended accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to the Company, and
(b) the unaudited consolidated balance sheet for the Company and its Subsidiaries at December 31, 2000 and the related statements of income, members' equity and cash flows for the one-year period then ended (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements (including related notes) fairly present, in all material respects, and the financial statements to be delivered by the Company to Parent after the date of this Agreement pursuant to Section 7.3 hereof will fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except in the case of the unaudited statements for the lack of notes thereof) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since December 31, 2000, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as set forth in Section 3.18 of the COMPANY DISCLOSURE SCHEDULE or as otherwise may be required by GAAP. Each of the Company's financial books and records (including without limitation all financial records, business records, ownership transfer records, customer lists and records pertaining to services or products delivered to customers) (x) is complete and correct in all material respects and all transactions to which the Company is or has been a party are accurately reflected therein and (y) form an adequate basis for the Company Financial Statements.

      3.19 INTELLECTUAL PROPERTY.

         (a) Except as set forth in Section 3.19(a) of the COMPANY DISCLOSURE SCHEDULE, the Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all United States and foreign issued patents, patent rights, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, trade names, copyrights, software, trade dress, customer lists, processes, products, technologies, discoveries, trade secrets, copyrightable work, apparatus, licenses, confidential marketing and customer information, confidential financial information, inventions (whether or not patentable), and know-how (the "INTELLECTUAL PROPERTY") currently used by the Company and its Subsidiaries in their business, except where the failure to so own, license or otherwise have the right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.19(a) of the COMPANY DISCLOSURE SCHEDULE, (a) the use of the Intellectual Property by the Company and its Subsidiaries does not interfere with, infringe upon, misappropriate or otherwise come into conflict with any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property or proprietary information of any other Person, and (b) to the knowledge of the Company, no other Person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intellectual Property of the Company or any of its Subsidiaries.

         (b) Except as set forth in Section 3.19(b) of the COMPANY DISCLOSURE SCHEDULE and except as would not, individually or in the aggregate, reasonable by expected to have a material adverse effect on the validity or value of any Intellectual Property: (i) to the Company's knowledge, no written claim of invalidity or conflicting ownership rights with respect to any Intellectual Property has been made by a third party and no such Intellectual Property is the subject of any pending or, to the Company's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (ii) no Person or entity has given notice to the Company or any of its Subsidiaries that the use of any Intellectual Property that is necessary and material to the day-to-day operation of the Company ("MATERIAL INTELLECTUAL PROPERTY") by the Company, any Company Subsidiary or any licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that the Company, any of its Subsidiaries or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (iii) to the Company's knowledge, there exists no prior act or current conduct or use by the Company, any of its Subsidiaries or any third party that would void or invalidate any Material Intellectual Property; and (iv) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement concerning any Material Intellectual Property, will not cause forfeiture or termination or give rise to a right of forfeiture or termination of any of the Material Intellectual Property or impair the right of Parent or the Surviving Corporation to make, use, sell license or dispose of, or to bring any action for the infringement of, any Material Intellectual Property.

      3.20 MATERIAL CONTRACTS.

         (a) As of the date hereof, Section 3.20(a) of the COMPANY DISCLOSURE SCHEDULE lists all loans, guarantees of indebtedness, credit agreements, notes, bonds, mortgages, indentures, leases, agreements, contracts, instruments, permits, concessions, franchises, rights or licenses binding upon the Company or any of its Subsidiaries (the "MATERIAL CONTRACTS") that are: (i) collective bargaining agreements or other agreements with any labor union, (ii) joint venture agreements or partnership agreements, (iii) agreements containing covenants that in any way purport to restrict the business activity of the Company or its Subsidiaries or limit the freedom of the Company or its Subsidiaries to engage in any line of business, to disclose confidential information or to compete with any other Person, (iv) powers of attorney, (v) agreements involving indemnification for obligations of or losses or damages incurred by third parties, (vi) employment, secrecy, proprietary information, noncompetition, restrictive covenant or confidentiality agreements with present or former employees, (vii) requirements or output contracts, (viii) contracts relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business); (ix) contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company or any of its Subsidiaries; (x) letters of credit or similar arrangements relating to the Company or any of its Subsidiaries; (xi) management, consulting or advisory agreements, or severance plans or arrangements for any present or former employee of the Company or any of its Subsidiaries; (xii) agreements under which the Company or any of its Subsidiaries is lessees of or holds or operates any property, real or personal; (xiii) agreements relating to the acquisition or divestiture of the capital stock or other equity securities, assets or business of any Person involving the Company or any of its Subsidiaries; (xiv) sales distribution agreements, franchise agreements and advertising agreements relating to the Company or any of its Subsidiaries; (xv) agreements pursuant to which the Company or any of its Subsidiaries has agreed to settle any liability for Taxes; (xvi) agreements pursuant to which the Company has agreed to shift or allocate the liability of the Company, any of its Subsidiaries or any other Person for Taxes; (xvii) agreements pursuant to which the Company may be required to file a registration statement under the Securities Act with respect to any securities issued by the Company; or (xviii) amendments, modifications or supplements to any of the foregoing.

         (b) The Company has delivered or made available to Parent a true and complete copy of each written arrangement listed on Section 3.20(a) of the COMPANY DISCLOSURE SCHEDULE. Except as set forth on Schedule 3.20(a) of the COMPANY DISCLOSURE SCHEDULE, as of the date hereof, there are no written amendments to, or waivers under, any Material Contract. Except as set forth on Schedule 3.20(b) of the COMPANY DISCLOSURE SCHEDULE, with respect to each such agreement; (i) the Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies; (ii) neither the Company nor any of its Subsidiaries is in breach or default thereof in any material respect; (iii) to the Company's knowledge, no event has occurred which, with notice, or lapse of time or both, would constitute a material breach or default thereof by the Company or any of its Subsidiaries or by any other party thereto; (iv) no event has occurred that would permit termination, modification, or acceleration thereof by any other party thereto; and (v) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto has repudiated or acted in a manner materially inconsistent with any provision thereof. Except as set forth in Schedule 3.20(b) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries is a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed on Section 3.20(a) of the COMPANY DISCLOSURE SCHEDULE.

         (c) As of the date hereof, the following agreements constitute all agreements between the Company, its Subsidiaries or any of their Affiliates, on one hand, and Sprint Corporation or any of its Affiliates, on the other hand (the "SPRINT AGREEMENTS"). Except as set forth in Section 3.20(c) of the COMPANY DISCLOSURE SCHEDULE, the Company has complied in all material respects with the Sprint Agreements (which agreements are included in the definition of "Material Contracts" set forth above):

         (i) Sprint Management Agreement by and among Sprint Spectrum, L.P., SprintCom, Inc. and Southwest PCS, dated July 10, 1998 ("SPRINT MANAGEMENT AGREEMENT");

         (ii) Addendum I to Sprint Management Agreement dated July 10,
1998;

         (iii) Addendum II to Sprint Management Agreement dated April 30,
1999;

         (iv) Addendum III to Sprint Management Agreement dated March 7,
2001;

         (v) Sprint PCS Consent and Agreement between Sprint Spectrum, L.P., Sprint Communications Company, L.P., Wirelessco, L.P., Paribas, Southwest PCS, L.P., Paribas Capital Funding, L.L.C. and Allied Capital Corporation, dated April 30, 1999;

         (vi) Sprint Trademark and Service Mark License Agreement, dated July 10, 1998, by and between Sprint Communications Company, L.P. and Southwest PCS, L.P.;

         (vii) Sprint Spectrum Trademark and Service Mark License
Agreement, dated July 10, 1998, by and between Sprint Spectrum L.P. and Southwest PCS, L.P.;

         (viii) CDMA 1900 SprintCom Additional Affiliate Agreement, dated July 30, 1998, by and between Southwest PCS and Northern Telecom Inc.;

         (ix) Amendment No. 1 to CDMA 1900 SprintCom Additional Affiliate Agreement by and between Southwest PCS and Nortel Networks, Inc., dated November 1, 1999;

         (x) Sprint PCS Services Agreement, dated July 10, 1998, by and between Sprint Spectrum, L.P. and Southwest PCS, L.P.;

         (xi) Asset Purchase Agreement, dated July 10, 1998;

         (xii) Sprint PCS Consent and Agreement, dated April 30, 2000; and

         (xiii) Master Sublease Agreement, dated March 30, 2000.

         (d) The Company has complied with all Sprint PCS Technical Program Requirements, as defined in the Sprint Management Agreement, in all material respects.

         (e) The Company has complied with all Sprint PCS Program
Requirements, as defined in the Sprint Management Agreement, in all material respects.

         (f) The Company has complied with all Sprint PCS Customer Service Standards, as defined in the Sprint Management Agreement, in all material respects.

         (g) The Company has complied with the Sprint PCS Insurance Requirements, as defined in the Sprint Management Agreement, in all material respects.

         (h) No Event of Termination (as defined therein) has occurred under the Sprint Management Agreement.

         (i) The Company has delivered or made available to Parent true and complete copies of each Sprint Agreement, including all amendments thereto and waivers thereunder. There are no unwritten amendments to, or waivers under, any Sprint Agreement. The Sprint Agreements are valid, binding and enforceable against the Company or its Subsidiaries and Sprint PCS, in accordance with their respective terms, and assuming fulfillment of the conditions specified in Section 8.1(c), the Sprint Agreements shall be in full force and effect without penalty in accordance with their terms upon consummation of the Merger and the other transaction contemplated by this Agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability or equitable remedies. Except as set for on Section 3.20(i) of the COMPANY DISCLOSURE SCHEDULE, the Company and its Subsidiaries have performed in all material respects, all obligations required to be performed by them, and they are not in default under or in breach of, nor in receipt of any claim of default or breach under, any of the Sprint Agreements. Except as set forth in Section 3.20(i) of the COMPANY DISCLOSURE SCHEDULE, to the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary, or would permit termination or modification by Sprint PCS or any of its Affiliates, under any of the Sprint Agreements. Except as set forth on Section 3.20(i) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has knowledge of any breach or cancellation or anticipated breach or cancellation by Sprint PCS or any of its Affiliates of any of the Sprint Agreements.

         (j) The Company and its Subsidiaries own or have the right to use all assets, rights and properties necessary for the conduct of its business in the manner and to the extent currently conducted.

      3.21 ASSETS.

         (a) PERSONAL PROPERTY. Except as disclosed in Section 3.21(a) of the COMPANY DISCLOSURE SCHEDULE, and except for such matters that would not, individually or in the aggregate, be material to the Company:

         (i) The Company or a Subsidiary of the Company is the sole owner of the assets reflected in the Company Financial Statements and has good and marketable title to all such assets that are personalty (the "PERSONAL PROPERTY") (other than the leased Personal Property described below), in each case free and clear of all Liens, except for Permitted Liens. With respect to any Personal Property that is leased, the Company or the applicable Subsidiary is in compliance in all material respects with each such lease and is the sole holder of a valid and subsisting leasehold interest, free and clear of any Liens, other than Permitted Liens. Section 3.21(a)(i) of the COMPANY DISCLOSURE SCHEDULE lists all lease agreements, service agreements or other agreements related to leased Personal Property.

         (ii) The Company maintains an inventory of telephones and accessories as required under the Company's agreements with Sprint Corporation and its Affiliates, which inventory is reflected as required by GAAP in the Company Financial Statements and covered by the manufacturers' applicable warranties.

         (iii) All buildings, facilities, offices, improvements on real estate, fixtures, machinery, equipment, computer hardware and software, vehicles and other properties owned or leased by the Company and its Subsidiaries for the conduct of its business (A) have been maintained in accordance with maintenance practices that are standard for the Company's industry and (B) are adequate and sufficient for all business operations conducted by the Company and its Subsidiaries and are in condition and repair adequate and sufficient for all business operations conducted by the Company and its Subsidiaries and comply in all material respects with all contractual obligations of the Company and its Subsidiaries.

         (iv) All notes payable to, and accounts receivable of, the Company and its Subsidiaries (the "ACCOUNTS RECEIVABLE"), whether reflected in the Company Financial Statements or otherwise, represent valid obligations of customers of the Company and were created in the ordinary course of business and have been collected or are collectible in the amounts thereof reflected in the books and records of the Company, net of reserves or contractual allowances reflected in the Company Financial Statements.

         (v) Section 3.21(a)(v) of the COMPANY DISCLOSURE SCHEDULE sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or its Subsidiaries maintains accounts of any nature (collectively, the "ACCOUNTS"), the numbers of such Accounts and the names of all persons authorized to draw thereon or to make withdrawals therefrom.

         (b) REAL PROPERTY. Except as disclosed in Section 3.21(b) of the COMPANY DISCLOSURE SCHEDULE, and except for such matters that would not, individually or in the aggregate, be material to the Company:

         (i) Section 3.21(b)(i) of the COMPANY DISCLOSURE SCHEDULE sets forth a summary description of each parcel of real property and the use thereof owned by the Company and its Subsidiaries and identifies which of the Company and its Subsidiaries owns such real property (the "REAL PROPERTY"). The Company or its Subsidiary has good and marketable title in fee simple absolute to all Real Property, and to the buildings, structures and improvements thereon, in each case free and clear of all Liens, other than Permitted Liens. Neither the Company nor any of its Subsidiaries has granted any leases on, and there are no tenancies of, the Real Property or any part thereof. As of the date hereof, neither the Company nor any of its Subsidiaries has received notification that it is in violation of any applicable building, zoning, ordinance or regulation in respect of their operations or Real Property.

         (ii) Section 3.21(b)(ii) of the COMPANY DISCLOSURE SCHEDULE sets forth a summary description of the nature of the Company's and its Subsidiaries' use of the land, premises, buildings, structures and improvements held by lease or license (including Tower Leases). The interests described above are collectively referred to herein as the "LEASED PREMISES" and the leases and licenses described above and the leases and tenancies described in Section 3.21(b)(ii) of the COMPANY DISCLOSURE SCHEDULE are collectively referred to herein as the "REAL ESTATE CONTRACTS." The Company or its Subsidiary identified as such in Section 3.21(b)(ii) of the COMPANY DISCLOSURE SCHEDULE is the sole holder of valid and subsisting leasehold interests in the Leased Premises free and clear of any Liens, other than Permitted Liens, and subject to, in the case of Tower Leases, the co-location rights of other tenants. Except as set forth on
Section 3.21(b)(ii) of the COMPANY DISCLOSURE SCHEDULE, all lease or rental payments and other amounts due and payable in connection with the Leased Premises are current, there are no defaults by the Company or its Subsidiaries with respect thereto or, to the knowledge of the Company or its Subsidiaries, by any other party thereto and no event has occurred that with the passing of time or the giving of notice or both would constitute a default (A) by the Company or its Subsidiaries thereunder or (B) to the knowledge of the Company or its Subsidiaries, by any other party thereunder. All options in favor of the Company or its Subsidiaries to purchase any of the Leased Premises, if any, are in full force and effect and are described in Section 3.21(b)(ii) of the COMPANY DISCLOSURE SCHEDULE. Except as set forth on Section 3.21(b)(ii) of the COMPANY DISCLOSURE SCHEDULE, the Company or its Subsidiaries are in possession of the Leased Premises and have the right to quiet enjoyment of the Leased Premises for the full term of the related Real Estate Contract and any renewal option related thereto. No Real Estate Contract to which the Company or its Subsidiaries is a party is terminable as a result of the transactions contemplated herein, and no leasehold or other interest of the Company or its Subsidiaries in such real property is subject or subordinate to any Lien, other than Permitted Liens.

         (iii) Except as set forth on Section 3.21(b)(iii) of the COMPANY DISCLOSURE SCHEDULE, with respect to leases or licenses of tower space to which the Company or any of its Subsidiaries is a party (the "TOWER LEASES"), (A) to the Company's knowledge, as of the date hereof, there are no applications, ordinances, petitions, resolutions or other matters pending before any governmental agency having jurisdiction to act on zoning changes that would prohibit or make nonconforming the use of any of the Leased Premises by the Company or any of its Subsidiaries in any material respect, (B) the Company has good and valid easement rights providing reasonable access and utilities to and from the Leased Premises under the Tower Leases, and (C) neither the Company nor any of its Subsidiaries has voluntarily granted any, nor is any of them a party to any agreement providing for any easements, conditions, restrictions, reservations, rights or options that would materially adversely affect the use of any of the Leased Premises under the Tower Leases for the same purposes and uses as such Leased Premises have been used by the Company, except for Permitted Liens in the case of clauses (B) and (C).

         (iv) Neither the whole nor any portion of any Real Property or Leased Premises has been condemned, taken by right of eminent domain, requisitioned or otherwise taken by any public authority and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity with power of eminent domain of any pending or threatened taking by eminent domain, requisition or condemnation.

         (v) Except as set forth on Section 3.21(b)(v) of the COMPANY DISCLOSURE SCHEDULE, the Company and its Subsidiaries have all easements and rights of ingress and egress necessary for utilities and services and for all operations of its business in the manner and to the extent previously conducted by it.

         (vi) Except as set forth on Section 3.21(b)(vi) of the COMPANY DISCLOSURE SCHEDULE, none of the improvements included in the Real Property or Leased Premises (A) are in violation in any material respect of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easement or (B) encroaches on the property rights of any other Person. Each facility located on the Real Property or Leased Premises currently is served by gas, electricity, water, sewage and waste disposal and rail and other utilities adequate to operate such facility, and none of the utility companies serving any such facility has threatened the Company or its Subsidiaries with any reduction in service.

         (vii) Except as set forth on Section 3.21(b)(vii) of the COMPANY DISCLOSURE SCHEDULE, there are no existing material defaults by the Company or any of its Subsidiaries under any of the leases described on Section
3.20 of the COMPANY DISCLOSURE SCHEDULE, and no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default under any such lease.

      3.22 INSURANCE.

         (a) The Company and each of its Subsidiaries maintain insurance policies on its assets, and upon its business and operations, against loss or damage, risks, hazards and liabilities of the kinds customarily insured against by entities similarly situated and engaged in the same or similar businesses in adequate amounts under valid and enforceable policies (the "POLICIES") with insurers the Company reasonably believes to be financially sound and reputable. The premiums due and owing with respect to the Policies have been paid, premiums not yet due have been adequately accrued for, and neither the Company nor any of its Subsidiaries has received any notice of cancellation or of intention not to renew any such Policy, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms and provisions of such Policies. Section
3.22 of the COMPANY DISCLOSURE SCHEDULE contains a list of the Policies, copies of which have been provided to Parent and the holder of each of the Policies, together with a statement of the aggregate amount of all claims paid out, and pending, under each such policy or arrangement through the date hereof. Section 3.22 of the COMPANY DISCLOSURE SCHEDULE contains a list of each other insurance policy or insurance contract relating to the Company or its Subsidiaries or the business of the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries is or may hereafter be entitled to assert claims for insurance coverage (the "PRIOR POLICIES"). The covered Company or Subsidiary has timely pursued all rights to recover, if any, under the Policies and the Prior Policies.

         (b) Subject to Section 7.13, Parent acknowledges that the Company's insurance coverage and health insurance are provided under blanket policies covering other affiliates of the Company not included in the Merger and that such coverages will be terminated with respect to the Company at Closing. Accordingly, Parent will be responsible for providing replacement coverage effective at the Closing, provided that the Company's coverages shall apply with respect to insured events occurring prior to the Closing.

      3.23 EMPLOYEES.

         (a) To the knowledge of the Company, no officer, employee or independent contractor of the Company or any of its Subsidiaries is in violation of any term of any contract, proprietary information agreement, noncompetition agreement or any other agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such Person to be engaged by the Company or such Subsidiary or to the use of trade secrets or proprietary information of others (an "OUTSIDE CONFIDENTIALITY AGREEMENT"). There are no pending, nor to the knowledge of the Company or its Subsidiaries, threatened, proceedings with respect to any Outside Confidentiality Agreement. To the knowledge of the Company, Section 3.23(a) of the COMPANY DISCLOSURE SCHEDULE lists every Outside Confidentiality Agreement to which the Company's or any of its Subsidiaries' officers or technical staff are a party.

         (b) As of the date hereof, there is no labor strike, dispute, slowdown, picketing or stoppage pending or, to the knowledge of the Company and any of its Subsidiaries, threatened against or directly affecting the Company or any of its Subsidiaries. Except as disclosed in Section 3.23(b) of the COMPANY DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries is subject to any collective bargaining agreement. Except as disclosed in Section 3.23(b) of the COMPANY DISCLOSURE SCHEDULE, no union representation question exists and, to the knowledge of the Company and its Subsidiaries, there has been no union organization effort respecting the employees of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees. Section 3.23(b) of the COMPANY DISCLOSURE SCHEDULE lists every retired employee entitled to (i) receive compensation from the Company or its Subsidiaries or (ii) participate in any Company Plan.

         (c) Except as disclosed in Section 3.23(c) of the COMPANY DISCLOSURE SCHEDULE, there are no employment agreements with any past or former employees of the Company or its Subsidiaries that provide or create a right to continued employment or compensation. Except as disclosed in
Section 3.23(c) of the COMPANY DISCLOSURE SCHEDULE, all employees of the Company and its Subsidiaries are, and have been, employed for an indefinite period and are, and have been, terminable at will, with or without cause, and without cost to the Company and its Subsidiaries for severance obligations, or any other liability, except for payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by the Company or its Subsidiaries prior to the hiring of a person not previously employed by the Company or such Subsidiary.

         (d) Except as set forth in Section 3.23(d) of the COMPANY DISCLOSURE SCHEDULE, (i) each of the Company and its Subsidiaries is in compliance in all material respects with all federal, state and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, wages and hours, immigration, the payment of social security and similar taxes, occupational safety and health and plant closing, and has not and is not engaged in any unfair labor practice; (ii) except as set forth on Section 3.23(d) of the COMPANY DISCLOSURE SCHEDULE, no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) except as set forth on Section 3.23(d) of the COMPANY DISCLOSURE SCHEDULE, no grievance exists, and no arbitration proceeding is pending, that arises out of or under any collective bargaining agreement, and no claim therefore has been asserted; and (iv) except as set forth on Section 3.23(d) of the COMPANY DISCLOSURE SCHEDULE, no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries.

      3.24 CUSTOMERS AND SUPPLIERS. Except as set forth in Section 3.24 of the COMPANY DISCLOSURE SCHEDULE, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any customer who accounted for more than 5% of the Company's sales (on a consolidated basis) during the period from December 31, 1999 to the date of this Agreement, or any supplier from whom the Company or any of its Subsidiaries purchased more than 5% of the goods and services (on a consolidated basis) which it purchased during the same period. Except as set forth in Section 3.24 of the COMPANY DISCLOSURE SCHEDULE, since December 31, 1999, no material licensor or licensee of the Company or any of its Subsidiaries has cancelled or otherwise modified its relationship with the Company or any of its Subsidiaries.

      3.25 STOCKHOLDER VOTE. Except for the affirmative vote of the holders of at least a majority of the issued and outstanding shares of capital stock of the Company, which has been obtained, no vote of the stockholders of the Company or any class thereof, or of the holders of any other securities of the Company (equity or otherwise), is required by law, the Charter Documents or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby.

      3.26 BUILD-OUT PLAN. Except as set forth in Section 3.26 of the COMPANY DISCLOSURE SCHEDULE, the Company's build-out plan, which is set forth in Section 3.26 of the COMPANY DISCLOSURE SCHEDULE, is achievable using the level of effort currently employed by the Company and will enable the Company to meet its obligations under the Sprint Agreements. Except as set forth in Section 3.26 of the COMPANY DISCLOSURE SCHEDULE, to the knowledge of the Company, the Company is in compliance with the technical requirements set forth in the Sprint Agreements. Section 3.26 of the COMPANY DISCLOSURE SCHEDULE sets forth the extent of the Company's progress in the completion of its build-out and network launch as of the date of this Agreement. Except as set forth in Section 3.26 of the COMPANY DISCLOSURE SCHEDULE, as of the date hereof, neither the Company nor any of its Subsidiaries has violated or failed to meet any deadline or requirement in the Sprint Agreements, except as has been remedied, waived or modified prior to the date hereof and previously disclosed to Parent, and the Company has no reason to believe that future deadlines cannot be met.

      3.27 TERMINATION OF AGREEMENTS. All of the agreements listed on
Section 3.27 of the COMPANY DISCLOSURE SCHEDULE (the "LISTED Agreements") will be terminated as of the Effective Time, and none of the parties to such agreements will have any further rights or obligations under such Listed Agreements.

      3.28 REORGANIZATION DOCUMENTS.

         (a) Each of the Company and any Subsidiary of the Company that is a party or signatory to any agreement, certificate, amendment, consent and other document or instrument executed in connection with the Reorganization (the "REORGANIZATION DOCUMENTS"), including without limitation, those documents set forth under item 3 of Section 3.9 of the COMPANY DISCLOSURE SCHEDULE, had full power, corporate or other, and authority to execute and deliver the Reorganization Documents and to consummate the transactions contemplated thereby. The execution and delivery by each of the Company and its Subsidiaries of the Reorganization Documents and the consummation by each of the Company and its Subsidiaries of the transactions contemplated thereby were duly and validly approved by all necessary action, corporate or other, of each of the Company and its Subsidiaries, and no other proceedings, corporate or other, on the part of any of them were necessary to approve the Reorganization Documents and to consummate the Reorganization. Each of the Reorganization Documents was duly and validly executed and delivered by each of the Company and its Subsidiaries that is a party thereto, and each of the Reorganization Documents constitutes a valid and binding obligation of each of the Company and its Subsidiaries that is a party thereto, enforceable against each such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. True and correct copies of each of the Reorganization Documents have been delivered or made available to Parent.

         (b) Neither the execution and the delivery of any Reorganization Document by any of the Company and its Subsidiaries nor the consummation by any of them of the Reorganization, nor compliance by any of them with any of the terms or provisions thereof, has or will (i) violate any provision of Charter Documents of the Company or its Subsidiaries, or (ii) (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         (c) All material consents and approvals of, and filings and registrations with, any Governmental Entity or third party that was necessary in connection with the execution and delivery by any of the Company and its Subsidiaries of any Reorganization Document to which it is a party or the consummation by any of them of the Reorganization has been obtained or made, as applicable.


                                 ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES


         Except as set forth in the PARENT DISCLOSURE SCHEDULE (each reference contained herein to such PARENT DISCLOSURE SCHEDULE qualifies the referenced representation and warranty to the extent specified in the PARENT DISCLOSURE SCHEDULE and such other representations and warranties contained herein (regardless of whether or not such representation or warranty contains a reference to such PARENT DISCLOSURE SCHEDULE) to the extent a matter in such PARENT DISCLOSURE SCHEDULE is disclosed in such a way as to make it readily apparent on its face that such reference qualifies such other representation or warranty) of the Parent Parties attached hereto, the Parent Parties represent and warrant to the Company and the Stockholders as follows:

      4.1 ORGANIZATION. Each of the Parent Parties, and each Subsidiary of Parent that is a corporation, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to carry on its business as it is now being conducted, except where the failure (a) to be so organized, validly existing or in good standing or (b) to have such power and authority, would not reasonably be expected to have a Material Adverse Effect on Parent. Each Subsidiary of Parent that is a partnership or a limited liability company is duly organized and validly existing under the laws of its jurisdiction of organization, and each has the power and authority to carry on its business as it is now being conducted, except where the failure (x) to be so organized and validly existing or (y) to have such power and authority, would not reasonably be expected to have a Material Adverse Effect on Parent. The Parent Parties and each Subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on Parent. True and correct copies of the Charter Documents of Merger Sub are attached hereto as EXHIBIT C.

      4.2 CHARTER DOCUMENTS. True, correct and complete copies of the Charter Documents, each as amended to date, of the Parent Parties and each of Parent's Subsidiaries have been delivered or made available to the Company. The Charter Documents of the Parent Parties and each of Parent's Subsidiaries are in full force and effect. Neither the Parent Parties nor any of Parent's Subsidiaries is in violation of any provision of its Charter Documents.

      4.3 CAPITALIZATION.

         (a) The authorized capital stock of Parent consists of (i) 290,000,000 shares of Parent Stock, of which 80,846,844 shares were issued and outstanding as of March 8, 2001, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of March 8, 2001. In addition, 600,000 shares of Parent Stock are authorized for issuance under Parent's Employee Stock Purchase Plan and 13,000,000 shares of Parent Stock are authorized for issuance under Parent's Amended and Restated Long Term Incentive Plan. All of the issued and outstanding shares of Parent Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. As of March 8, 2001, there were no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by or binding upon Parent for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities, other than stock that may be issued pursuant to stock option plans or agreements described in the Parent SEC Documents. The shares of Parent Stock to be issued in connection with the Merger will be duly authorized and validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights, with no personal liability attaching to the ownership thereof.

         (b) The authorized capital stock of Merger Sub immediately prior to the Closing will consist of 5,000 shares of Merger Sub Stock and (ii) no shares of preferred stock. All of the issued and outstanding shares of Merger Sub Stock will be duly authorized and validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights. On the date of this Agreement, there are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by or binding upon, Merger Sub for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities.

      4.4 AUTHORITY AND ENFORCEABILITY.

         (a) Each of the Parent Parties has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Parent Parties of this Agreement, and the consummation by the Parent Parties of the transactions contemplated hereby, have been duly authorized by each of their respective Boards of Directors, and, except for the adoption of this Agreement by the sole stockholder of Merger Sub in accordance with the DGCL, no other corporate action on the part of the Parent Parties is necessary to authorize the execution and delivery by the Parent Parties of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent Parties and (assuming due authorization, execution and delivery by the Company and the Stockholders) constitutes a valid and binding agreement of the Parent Parties and is enforceable against the Parent Parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

         (b) Prior to execution and delivery of this Agreement, (i) the Board of Directors of each of the Parent Parties has approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (ii) the Board of Directors of Parent has determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Parent Stock.

      4.5 COMPLIANCE WITH APPLICABLE LAW. Neither the Parent Parties nor any of Parent's Subsidiaries is in violation of, in any material respect, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (a) its respective Charter Documents, (b) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Entity (provided that this Section 4.5(b) shall not apply to any matter to the extent such matter is specifically covered by any other representation or warranty contained herein referring to a law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Entity, including without limitation those set forth in this Section 4.5 and in Sections 4.7, 4.8, 4.10 and 4.13) or (c) any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Parent Parties or any of Parent's Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Parent Parties or any of Parent's Subsidiaries, except (in the case of clause (b) or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of the Parent Parties and Parent's Subsidiaries has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business and the lawful ownership, use and operation of its assets ("PARENT PERMITS"), except for Parent Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of the Parent Parties is in compliance with the terms of its Parent Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No investigation or review by any Governmental Entity with respect to the Parent Parties is pending or, to the knowledge of Parent, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

      4.6 NO CONFLICT. Except as disclosed in Section 4.6 of the PARENT DISCLOSURE SCHEDULE, the execution and delivery by the Parent Parties of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (a) conflict with or result in any violation of any provision of the Charter Documents, in each case as amended, of the Parent Parties or any of Parent's Subsidiaries, or (b) assuming that the consents and approvals referred to in Section 4.7 are obtained (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Parent Parties or any of Parent's Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Parent Parties or any of Parent's Subsidiaries, or (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent Parties or any of Parent's Subsidiaries or any of their respective properties or assets, other than, in the case of clause (b), any such right of termination, cancellation or acceleration, violation, conflict, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

      4.7 GOVERNMENT APPROVALS; REQUIRED CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity or other Person is required by or with respect to the Parent Parties or any of Parent's Subsidiaries in connection with the execution and delivery of this Agreement by the Parent Parties or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except (a) the filing of a notification under the HSR Act, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) such consents, approvals, authorizations, permits, filings and notifications listed in
Section 4.7 of the PARENT DISCLOSURE SCHEDULE, (d) filings required in connection with Parent Permits, (e) in connection, or in compliance, with the provisions of federal, state, local and foreign tax law, (f) in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act and any applicable state securities or "blue sky" law, (g) filing required by the Nasdaq Stock Market, (h) the approval and adoption of this Agreement by the sole stockholder of Merger Sub, (i) the grant of applications by the FCC and (j) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

      4.8 SEC DOCUMENTS AND OTHER REPORTS. Each of Parent and its Subsidiaries has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the SEC since February 8, 2000 (the "PARENT SEC DOCUMENTS"). As of their respective dates, or if amended as of the date of the last such amendment, the Parent SEC Documents complied, and all documents required to be filed by Parent with the SEC after the date hereof and prior to the Effective Time ("SUBSEQUENT PARENT SEC DOCUMENTS") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Parent SEC Documents contained, and the Subsequent Parent SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements (including related notes) of Parent included in the Parent SEC Documents fairly present in all material respects, and the consolidated financial statements (including related notes) of Parent included in the Subsequent Parent SEC Documents will fairly present in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder) in conformity with GAAP (except in the case of the unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since September 30, 2000, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

      4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 4.9 of the PARENT DISCLOSURE SCHEDULE, since September 30, 2000, and up to and including the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses and operations in all material respects in the ordinary and usual course consistent with past practice and there has not occurred (a) through the date hereof, any change in the business, condition (financial or otherwise) or the results of operations of Parent and its Subsidiaries that has caused a Material Adverse Effect on Parent, (b) any declaration, setting aside or payment of any dividend or distributions of any kind by Parent on any class of its capital stock, (c) any material change by Parent or its Subsidiaries in accounting methods, principles or practices except as required by GAAP, or
(d) any material change in financial or tax accounting methods, principles or practices by Parent or any Subsidiary, except insofar as may have been required by the Code.

      4.10 EMPLOYEE BENEFIT PLANS; ERISA. Except as described in any of the Parent SEC Documents, as of the date hereof all "employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed to by Parent, its Subsidiaries or any entity which is part of a "controlled group" under "common control" with Parent or its Subsidiaries (within the meaning of Section 414(b), (c) or (m) of the Code) are in material compliance with their terms and all applicable provisions of ERISA, the Code and any other applicable law, and Parent, its Subsidiaries and any entity which is part of a "controlled group" under "common control" with Parent or its Subsidiaries (within the meaning of Section 414(b), (c) or (m) of the Code) do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) that are accrued or reserved against in the latest financial statements contained in the Parent SEC Documents and (b) for instances of noncompliance or liabilities or obligations that would not in the aggregate have a Material Adverse Effect on Parent.

      4.11 LACK OF OWNERSHIP OF COMPANY COMMON STOCK. Neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock.

      4.12 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, neither Parent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, known or unknown, contingent or otherwise), other than (a) liabilities or obligations incurred in the ordinary course of business since September 30, 2000, (b) liabilities or obligations that are accrued or reserved against in the latest financial statements contained in the Parent SEC Documents and (c) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

      4.13 ACTIONS AND PROCEEDINGS. Except as described in any of the Parent SEC Documents, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of Parent, any of Parent's or its Subsidiaries' current or former directors or officers or any other person whom Parent or any of its Subsidiaries has agreed to indemnify, as such, other than those that would not reasonably be expected to have a Material Adverse Effect on Parent. Except as described in any of the Parent SEC Documents, there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of Parent, any of Parent's or its Subsidiaries' current or former directors or officers or any other person whom Parent or any of its Subsidiaries has agreed to indemnify, as such, that individually or in the aggregate are reasonably likely to have a Material Adverse Effect on Parent and, to the knowledge of Parent, no event has occurred, and no state of facts exists, that are reasonably likely to result in any such action, suit or proceeding.

                                 ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
                                AS TO ITSELF


         Except as set forth in each STOCKHOLDER DISCLOSURE SCHEDULE (each reference contained herein to such STOCKHOLDER DISCLOSURE SCHEDULE qualifies the referenced representation and warranty to the extent specified in the STOCKHOLDER DISCLOSURE SCHEDULE and such other representations and warranties contained herein (regardless of whether or not such representation or warranty contains a reference to such STOCKHOLDER DISCLOSURE SCHEDULE) to the extent a matter in such STOCKHOLDER DISCLOSURE SCHEDULE is disclosed in such a way as to make it readily apparent on its face that such reference qualifies such other representation or warranty) of each Stockholder attached hereto, each Stockholder, individually for itself and not jointly, represents and warrants to the Parent Parties as follows:

      5.1 ORGANIZATION. Such Stockholder is an individual or a corporation, a partnership or a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the power and authority to carry on its business as it is now being conducted, except where the failure (a) to be so organized and validly existing or (b) to have such power and authority, would not reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement against such Stockholder or such Stockholder's ability to perform its obligations under this Agreement.

      5.2 AUTHORITY AND ENFORCEABILITY. Such Stockholder has the requisite power and authority to execute and deliver this Agreement and any agreement to be executed pursuant hereto (including the Release contemplated by Section 8.2(e) hereof) and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Stockholder of this Agreement and any agreement to be executed pursuant hereto (including the Release contemplated by Section 8.2(e) hereof), and the consummation by such Stockholder of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or limited liability company action and no other corporate or limited liability company action on the part of such Stockholder is necessary to authorize the execution and delivery by such Stockholder of this Agreement and any agreement to be executed pursuant hereto (including the Release contemplated by Section 8.2(e) hereof) and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and any agreement to be executed pursuant hereto (including the Release contemplated by Section 8.2(e) hereof) has been, or, if to be executed after the date hereof pursuant to the terms of this Agreement, will be duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder and is enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

      5.3 STOCK OWNERSHIP. Such Stockholder is the record and beneficial owner of the shares of Company Common Stock set forth opposite such Stockholder's name in Section 5.3 of such Stockholder's STOCKHOLDER DISCLOSURE SCHEDULE (with respect to each Stockholder, such Stockholder's "Shares"), with full power to vote or direct the voting of such Shares, and will be the record and beneficial owner of such Shares immediately prior to the Closing, free and clear of all Liens, other than Liens set forth in
Section 5.3 of such STOCKHOLDER DISCLOSURE SCHEDULE, all of which Liens will be released and discharged as of the Closing.

      5.4 ACTIONS AND PROCEEDINGS. As of the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against such Stockholder or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of such Stockholder, any of such Stockholder's or its Subsidiaries' current or former directors or officers or any other person whom such Stockholder or any of its Subsidiaries has agreed to indemnify, as such, other than those that would not reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement against such Stockholder or such Stockholder's ability to perform its obligations under this Agreement.

      5.5 NO CONFLICT. Except as disclosed in Section 5.5 of such STOCKHOLDER DISCLOSURE SCHEDULE, the execution and delivery by such Stockholder of this Agreement and any agreement to be executed pursuant hereto (including the Release contemplated by Section 8.2(e) hereof) do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon such Stockholder or any of such Stockholder's Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of such Stockholder or any of such Stockholder's Subsidiaries, (b) conflict with or result in any violation of any provision of the Charter Documents, in each case as amended, of such Stockholder or any of such Stockholder's Subsidiaries, or
(c) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or any of such Stockholder's Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (a) and (c), any such right of termination, cancellation or acceleration, violation, conflict, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement against such Stockholder or its ability to perform its obligations under this Agreement

      5.6 GOVERNMENT APPROVALS; REQUIRED CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity or other Person is required by or with respect to such Stockholder or any of such Stockholder's Subsidiaries in connection with the execution and delivery of this Agreement and any agreement to be executed pursuant hereto (including the Release contemplated by Section 8.2(e) hereof) by such Stockholder or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (a) the filing by Parent of a notification under the HSR Act, (b) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, (c) such consents, approvals, authorizations, permits, filings and notifications listed in Section 5.6 of such STOCKHOLDER DISCLOSURE SCHEDULE, (d) in connection, or in compliance, with the provisions of federal, state, local and foreign tax law and (e) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement against such Stockholder or such Stockholder's ability to perform its obligations under this Agreement.

      5.7 INVESTMENT REPRESENTATIONS.

         (a) Such Stockholder understands and acknowledges that the Parent Stock is being offered and sold under the exemptions from registration provided for in Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, and that Parent's reliance upon such exemption is based in part upon the Stockholders' representations, warranties and agreements contained in this Agreement.

         (b) Such Stockholder has carefully read this Agreement and, to the extent believed necessary, has discussed the representations, warranties and agreements which the Stockholder makes by signing it and the applicable limitations upon such Stockholder's resale of the shares of Parent Stock with such Stockholder's counsel.

         (c) The Parent Stock to be issued to such Stockholder in the Merger is being acquired by such Stockholder solely for its own account, for investment purposes only, and is not being acquired for resale, resyndication, distribution, subdivision of fractionalization thereof, except pursuant to an effective registration under the Securities Act or in a transaction exempt from registration under the Securities Act, and such Stockholder has no current plan or intention to distribute such Parent Stock. Such Stockholder has no contract or arrangement with any person to sell, transfer or pledge to any person the shares of Parent Stock or any part thereof, any interest therein or any rights thereto, and such Stockholder has no present plan or intention to enter into any such contract or arrangement.

         (d) Such Stockholder understands that it may not sell or otherwise transfer its shares of Parent Stock unless such sale or other transfer is registered under the Securities Act and the applicable state securities laws or unless the sale or other transfer is exempt from the registration requirements under the Securities Act and such other securities laws, and that, as a result, such Stockholder must bear the economic risk of the investment for an indefinite period of time. Such Stockholder understands that Parent may require it to furnish an opinion of counsel satisfactory to Parent that such sale or transfer is so exempt.

         (e) Such Stockholder is able (i) to bear the economic risk of an investment in Parent Stock indefinitely, (ii) to hold the shares of Parent Stock indefinitely, and (iii) to afford a complete loss of this investment. Such Stockholder has adequate means of providing for current needs and has no present need for liquidity in this investment.

         (f) Such Stockholder is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D, as amended, under the Securities Act and possesses such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of an investment in Parent Stock, and of making an informed investment decision.

         (g) Such Stockholder confirms that, in making the decision to acquire the shares of Parent Stock in the Merger, it has relied solely upon independent investigations made by it and/or by its representatives, including its own professional tax and other advisors and that it and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, Parent concerning this Agreement and the terms and conditions of the Merger, and to obtain any information requested by such Stockholder concerning Parent from such person, to the extent such persons possessed such information or could acquire it without unreasonable effort or expense, necessary for such Stockholder to make an informed investment in Parent Stock

      5.8 WAIVER OF RIGHTS. As of the Effective Time, with respect to such Stockholder, all existing options, warrants, call rights, put rights, pre-emptive rights, subscription rights, registration rights, consent rights, special voting rights or other rights of any character arising under any of the Charter Documents of the Company or any of its Subsidiaries or under any of the Listed Agreements will be terminated in full.

      5.9 NO CLAIMS. Such Stockholder is not aware of the existence of any fact, circumstance or event that would provide the basis for any claim by such Stockholder that the Company or any of its Subsidiaries has authorized or entered into any contract, agreement or arrangement or otherwise engaged in any transaction (a) in violation of any of its Charter Documents, or without obtaining any vote, approval or consent required thereunder, (b) in violation of any of the Listed Agreements, or without obtaining any vote, approval or consent of any Stockholder or any other party thereto (or any group comprised of one or more of them) required thereunder, or (c) that would trigger or accelerate any rights of any Stockholder or any other party thereto under any of the Listed Agreements, in each case except to the extent any of the foregoing has been validly approved or waived prior to the date hereof.

      5.10 REORGANIZATION DOCUMENTS.

         (a) Such Stockholder, to the extent that it is a party or signatory to any Reorganization Documents, including, including without limitation, those documents set forth under item 3 of Section 3.9 of the COMPANY DISCLOSURE SCHEDULE, had full power, corporate or other, and authority to execute and deliver the Reorganization Documents and to consummate the transactions contemplated thereby. The execution and delivery by such Stockholder of the Reorganization Documents and the consummation by such Stockholder of the transactions contemplated thereby were duly and validly approved by all necessary action, corporate or other, of such Stockholder, and no other proceedings, corporate or other, on the part of it were necessary to approve the Reorganization Documents and to consummate the Reorganization. Each of the Reorganization Documents was duly and validly executed and delivered by such Stockholder to the extent that it is a party thereto, and each of the Reorganization Documents constitutes a valid and binding obligation of such Stockholder to the extent that it is a party thereto, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

         (b) Neither the execution and the delivery of any Reorganization Document by such Stockholder nor the consummation by such Stockholder of the Reorganization, nor compliance by such Stockholder with any of the terms or provisions thereof, has or will violate any provision of any of the Charter Documents of such Stockholder.

      5.11 CHICKASAW REPRESENTATIONS.

         (a) Chickasaw represents and warrants to Parent that the equipment set forth in Schedule No. 0001, dated December 31, 1998, to the Master Lease Agreement, dated December 31, 1998, by and between General Electric Capital Corporation and Chickasaw, and the assets leased to the Company pursuant to the Master Servicing Agreement, dated as of June 1, 2000, by and among Southwest PCS Holdings, Inc. and Chickasaw, constitute all the assets owned or leased by Chickasaw or any of its Affiliates which the Company or any of its Subsidiaries uses and requires for the normal operation of its business as they are currently conducted.

         (b) Chickasaw represents and warrants to Parent that it is the record and beneficial owner of all the outstanding equity interests of Southwest PCS, L.L.C. ("SPCS LLC") and Indian Nations Fiberoptics, Inc., with full power to vote or direct the voting of such equity interests, and will be the record and beneficial owner of such equity interests immediately prior to the Closing.

                                 ARTICLE 6

                  CONDUCT OF BUSINESS PENDING THE CLOSING

      6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. Prior to the Effective Time, unless Parent shall otherwise agree in writing or as set forth in Section 6.1 of the COMPANY DISCLOSURE SCHEDULE, or as otherwise contemplated herein, the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice, and the Company shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and employees, and preserve for itself and Parent their existing business relationships. Without limiting the generality of the foregoing, unless Parent shall otherwise agree in writing (which agreement will not be unreasonably withheld), and except as otherwise set forth herein or as set forth in Section 6.1 of the COMPANY DISCLOSURE SCHEDULE, prior to the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to:

         (a) (i) amend its Charter Documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) other than dividends from one Subsidiary to another Subsidiary or to the Company, declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries;

         (b) authorize for issuance, issue, deliver, sell, pledge, dispose of, encumber or grant any Lien on, or authorize or propose the issuance, delivery, sale, pledge, disposition of, encumbrance or grant of any Lien on, any shares of its capital stock or capital stock of any of its Subsidiaries, or other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities or voting securities or any other ownership interest (or interest the value of which is derived by reference to any of the foregoing), or enter into any agreement with respect to any of the foregoing;

         (c) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which would be material, individually or in the aggregate, to the Company; provided, however, that the foregoing shall not prohibit the creation of new Subsidiaries of the Company organized to conduct or continue activities otherwise permitted by this Agreement;

         (d) other than (i) dispositions required to be made pursuant to an agreement or contract to which the Company or any of its Subsidiaries is a party or by which it is bound as of the date of this Agreement and which has been disclosed to Parent, and (ii) dispositions of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice, sell, lease, encumber, license or otherwise dispose of, or agree to sell, lease, encumber, license or otherwise dispose of, any of its assets, properties or other rights;

         (e) (i) make any loans, advances or capital contributions to, or investments in (other than acquisitions permitted by Section 6.1(c)), any other Person, other than (A) by the Company or a Subsidiary of the Company to or in the Company or any direct or indirect wholly-owned Subsidiary of the Company, or (B) pursuant to and in accordance with the terms of any contract or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement and set forth in
Section 6.1(e) of the COMPANY DISCLOSURE SCHEDULE, or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans, advances or other non-equity securities not in existence as of the date of this Agreement except (A) pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement, as set forth in Section 6.1(e) of the COMPANY DISCLOSURE SCHEDULE or (B) for short-term borrowings (1) incurred in the ordinary course of business consistent with past practice or (2) the proceeds of which are used to refund existing or maturing indebtedness or fund any acquisition transaction permitted by Section 6.1(c) or (C) intercompany indebtedness between the Company and any of its wholly-owned Subsidiaries or between such wholly-owned Subsidiaries;

         (f) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any contract in effect on the date hereof;

         (g) modify or amend, or waive any benefit of, any non-competition agreement to which the Company or any of its Subsidiaries is a party;

         (h) enter into any new line of business, or incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice;

         (i) voluntarily permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

         (j) (i) adopt, commit to adopt, enter into, terminate or amend (except as may be required by applicable law or by any existing Material Contracts) any Benefit Plan (ii) except as required by existing contracts or in the ordinary course of business consistent with past practice and quantum, increase or commit or agree to increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan, or (iv) make or agree to make any contribution, other than regularly scheduled contributions, to any Company Plan, except as required by law;

         (k) (i) make any change in its accounting or tax policies or procedures in effect at December 31, 2000, except as required by applicable law or to comply with GAAP, or (ii) change its fiscal year.

         (l) take any action with knowledge that such action could reasonably be expected to result in any of the conditions to the Merger set forth in Article 8 not being satisfied;

         (m) enter into, implement, or otherwise become subject to or bound by any new agreement, arrangement, commitment or program which provides for severance, golden parachute, unemployment, stay-pay, change of control or similar payments, or amend any existing agreement, arrangement, commitment or program which provides for such payments;

         (n) incur expenses, other than expenditures incurred in connection with the Reorganization and Merger, not in the ordinary and usual course consistent with past practice;

         (o) make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any such Persons, whether pursuant to an employee benefit plan or otherwise; provided, however, that the Company may, in the ordinary course of its business in accordance with past practice, advance funds for business expenses to any of its officers, directors, employees, Affiliates, agents or consultants.

         (p) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any Material Contract;

         (q) enter into or amend in any material manner any contract, agreement or arrangement with any officer, director, employee, consultant or Stockholder of the company or any of its Subsidiaries or with any Affiliate or Associate of any of the foregoing;

         (r) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any new accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment; or

         (s) authorize any of, or commit, resolve or agree to take any of, the actions prohibited by paragraphs (a) though (r) of this Section 6.1.

      6.2 CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Except as set forth in Section 6.2 of the PARENT DISCLOSURE SCHEDULE or as specifically permitted by any other provision of this Agreement, Parent shall not and shall cause each of its Subsidiaries not to (unless required by applicable law or regulations of the Nasdaq Stock Market), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of the Company, which consent will not be unreasonably withheld:

      (a) amend or otherwise change Parent's Charter Documents in a manner that adversely affects the rights of holders of Parent Stock, except as contemplated by Section 7.16(b) hereof;

      (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Parent Stock;

      (c) make any change in accounting policies or procedures in effect on September 30, 2000, other than in the ordinary course of business consistent with past practice or except as required by GAAP or a Governmental Entity; or

      (d) take any action with knowledge that such action could reasonably be expected to result in any of the conditions to the Merger set forth in
Article 8 not being satisfied.

                                 ARTICLE 7

                           ADDITIONAL AGREEMENTS

      7.1 ACCESS AND INFORMATION; CONFIDENTIALITY.

         (a) Prior to the Closing, the Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Parent and to Parent's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under applicable law as advised by counsel) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, facilities and personnel. Parent shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the Company and to the Company's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under applicable law as advised by counsel) reasonable access, during normal business hours throughout the period prior to the Effective Time to such information regarding Parent and its Subsidiaries as shall be reasonably necessary for the Company to confirm that the representations and warranties of Parent contained herein are true and correct in all material respects. Neither the Company nor Parent shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such party's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Parent and the Company acknowledge and agree that, except to the extent that the terms of such are inconsistent with Section 7.1(a), the Confidentiality Agreement dated February 16, 2001, between the Company and Parent, and the Confidentiality Agreement dated February 23, 2001, between the Company and Parent (such agreements referred to herein as the "CONFIDENTIALITY AGREEMENTS") are in full force and effect as of the date hereof.

      7.2 APPOINTMENT OF STOCKHOLDER REPRESENTATIVE. By the execution and delivery of this Agreement, each Stockholder hereby irrevocably constitutes and appoints Chickasaw as the true and lawful agent (the "STOCKHOLDER REPRESENTATIVE") of such Stockholder for purposes of receiving a notice of a claim indemnification under Section 10.2 hereof. Such notice shall be provided as set forth in Section 11.3 hereof. By the execution of this Agreement, Chickasaw has accepted its appointment as Stockholder Representative.

      7.3 ADDITIONAL REPORTS AND INFORMATION. Prior to the Closing, the Company shall deliver to Parent (i) as soon as practicable, but in no event later than the 30th day after each month ending on or after the date of this Agreement, consolidated financial statements for the Company and its Subsidiaries for such month and (ii) as soon as practicable, but in no event later than the 30th day after each quarterly accounting period ending on or after the date of this Agreement, consolidated financial statements of the Company and its Subsidiaries for such quarterly period.

      7.4 LEGENDS. Each of the Stockholders consents to the placement of a legend on the shares of Parent Stock to be issued to such Stockholder in the Merger, which legend shall be substantially as follows:


         THESE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISTRIBUTED FOR VALUE, NOR MAY THESE SECURITIES BE TRANSFERRED ON THE BOOKS OF ALAMOSA HOLDINGS, INC., IN THE ABSENCE OF SUCH REGISTRATION UNLESS ALAMOSA HOLDINGS, INC. HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO ALAMOSA HOLDINGS, INC. AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

      7.5 OTHER AGREEMENTS.

         (a) From the date hereof until the Effective Time, each Stockholder agrees not to (i) transfer, sell, exchange, pledge or otherwise dispose of or encumber any of its shares of Company Common Stock or enter into any agreement to do any of the foregoing, or (ii) exercise any right that it may have to require the Company or any other Stockholder or other Person to (x) redeem or purchase any of its shares of Company Common Stock other than as contemplated by this Agreement or (y) register, except as contemplated by this Agreement and the Registration Rights Agreement, any of its shares of Company Common Stock under the Securities Act.

         (b) From and after the Effective Time, each Stockholder agrees that all of its respective rights with respect to its respective shares of Company Common Stock arising under each of the Listed Agreements shall terminate and be of no further force and effect. Each Stockholder agrees that on or prior to the Closing Date it will execute all such documents as Parent shall reasonably request in order to terminate all of the Listed Agreements and all of such Stockholder's rights thereunder.

      7.6 OTHER ACTIONS.

         (a) Subject to the terms and conditions herein provided and applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article 8 are satisfied and to consummate and make effective the transactions contemplated by this Agreement.

         (b) Each of the parties shall use its reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of, or registration or filing with or notification to (any of the foregoing being a "CONSENT"), any Governmental Entity (including the filing of such applications with the FCC as may be necessary to satisfy the condition set forth in Section 8.2(j)) or any other Person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, the consummation of the transactions contemplated by this Agreement by such party.

         (c) Each party hereto shall promptly inform the other of any material communication from the SEC, the United States Federal Trade Commission ("FTC"), the United States Department of Justice ("DOJ") or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party shall use commercially reasonable efforts to cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         (d) Without limiting the generality of the foregoing, each of Parent and the Company will use its reasonable best efforts to obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby, including, without limitation, making all filings with the Antitrust Division of the DOJ and the FTC required in connection therewith (the initial filing with DOJ and FTC to occur no later than five (5) business days following the execution and delivery of this Agreement unless mutually agreed otherwise) and responding as promptly as practicable to all inquiries received from the DOJ or the FTC for additional information or documentation. Each of Parent and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. In the event a suit is threatened or instituted challenging the Merger as violative of the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, or any other federal, state or foreign law or regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively, "ANTITRUST LAWS"), each party hereto shall use its reasonable best efforts to avoid the filing of or resist or resolve such suit. Each of Parent and the Company shall use its reasonable best efforts to take such action as may be required in order to obtain clearance under the HSR Act in order to consummate the Merger prior to the Termination Date. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. In addition, each of Parent and the Company shall use its reasonable best efforts to take such action as may be required by any federal or state court of the United States, in any suit brought by any Governmental Entity or any other person challenging the Merger as violative of the Antitrust Laws in order to avoid the entry of any permanent injunction or other permanent order which has the effect of preventing the consummation of the Merger prior to the Termination Date, and in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated hereby, Parent shall take promptly any and all steps (including the appeal thereof or the posting of a bond) within its control necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the Termination Date.

         (e) If Parent is required to take any action in order to comply with this Section 7.6, Parent may take such action concurrently with the closing of the Merger on the Closing Date, and nothing in this Agreement shall require Parent to take such action prior to the Closing Date.

      7.7 PARENT ANNOUNCEMENTS. Parent and the Company shall each use their reasonable best efforts to consult with the other before issuing any press releases or making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or such public statement prior to such consultation, except as may be required by applicable law or obligations pursuant to any listing agreement with the Nasdaq Stock Market.

      7.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

         (a) The Parent Parties and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee as provided in the Charter Documents of the Company (and after the Merger the Surviving Corporation) or any of its Subsidiaries or any Indemnity Agreement disclosed in Section 7.8(a) of the Company Disclosure Schedule shall survive the Merger and continue in full force and effect to the fullest extent permitted by law. For the purposes of this Section 7.8,
(i) an "INDEMNITEE" shall mean any individual who on or prior to the Effective Time was an officer or director of the Company or any of its Subsidiaries, and the heirs, executors, trustees, fiduciaries and administrators of any officer or director, and (ii) "INDEMNITY AGREEMENT" shall mean any agreement which provides for indemnification by the Company or any Subsidiary of the Company of any Indemnitee in effect on the date of this Agreement.

         (b) From and after the Effective Time, Parent shall cause the Surviving Corporation not to alter, amend or otherwise modify the Charter Documents of the Surviving Corporation in any manner that adversely affects or otherwise prejudices the rights of any of the Indemnitees under this
Section 7.8.

         (c) Notwithstanding any other provisions hereof, the obligations of Parent and the Surviving Corporation contained in this Section 7.8 shall be binding upon the successors and assigns of Parent and the Surviving Corporation. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 7.8.

         (d) The obligations of Parent and the Surviving Corporation under this Section 7.8 shall survive the consummation of the Merger for a period of six years after the Effective Time, and for so long thereafter as any claim asserted prior to such time shall be pending, and shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 7.8 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 7.8 applies shall be third party beneficiaries of this Section 7.8, each of whom may enforce the provisions of this Section 7.8).

      7.9 PARENT TAX FILING.

         (a) Parent and the surviving corporation agree to file all federal and state income tax returns and reports consistent with: (i) the Reorganization constituting a transaction described in Section 351(a) of the Code; and (ii) the Merger constituting a reorganization within the meaning of Section 368(a) of the Code, unless there has been a Final Determination with respect to any Stockholder that (i) the Reorganization did not constitute a transaction described in Section 351(a) of the Code; or (ii) the Merger did not constitute a reorganization within the meaning of Section 368(a) of the Code, in which case, Parent and the Surviving Corporation shall be permitted to file their federal and state income tax returns and reports in a manner consistent with such Final Determination. Neither Parent, the Surviving Corporation nor any of their Affiliates shall be required to contest any claim by a Governmental Entity relating to the treatment of the Reorganization as a transaction described in Section 351(a) of the Code or the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         (b) Each Stockholder hereby agrees that it will give Parent prompt written notice of the initiation by any Governmental Entity of any examination, proceeding, investigation, claim or action that arises out of, or is related directly or indirectly to, the tax treatment of the Reorganization or the Merger.

         (c) Each Stockholder hereby agrees that it shall have no recourse against Parent or any of its Subsidiaries with respect to, and neither Parent nor any of its Subsidiaries shall have no liability or obligation to any Stockholder as a result of, the failure of (i) the Reorganization to constitute a transaction described in Section 351(a) of the Code, or (ii) the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code.

      7.10 SUPPLEMENTAL DISCLOSURE.

         (a) Prior to the Closing, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (A) any representation or warranty made by it and contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement made by it and to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article 8 of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

         (b) Each of Parent and the Company agrees to promptly provide the other with copies of any and all material correspondence between such party and Sprint PCS relating to the operation of its business during the period prior to the Effective Time.

      7.11 INVESTIGATION AND AGREEMENT BY THE PARTIES; NO OTHER
REPRESENTATIONS OR WARRANTIES.

         (a) Each of the Parent Parties, on the one hand, and the Company Parties, on the other, acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the other party and its Subsidiaries and their businesses and operations, and such party has requested such documents and information from the other party as such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Each of the Parent Parties, on the one hand, and the Company Parties, on the other hand, acknowledges and agrees that it has had an opportunity to ask all questions of and receive answers from the other party with respect to any matter such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement.

         (b) Each of the Parent Parties, on the one hand, and the Company Parties, on the other, agrees that, except for the representations and warranties made by the other party that are expressly set forth in Article 3, Article 4 and Article 5 of this Agreement, as applicable, neither the other parties nor any of their representatives or Affiliates have made and shall not be deemed to have made to such party or to any of its representatives or Affiliates any representation or warranty of any kind. Without limiting the generality of the foregoing, each party agrees that except as expressly set forth in this Agreement, neither the other parties nor any of their Affiliates make or have made any representation or warranty to such party or to any of its representatives or Affiliates with respect to:

         (i) any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the other party or any of its Subsidiaries or the future business, operations or affairs of the other party or any of its Subsidiaries heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates; and

         (ii) any other information, statement or documents heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates with respect to the other party or any of its Subsidiaries or the business, operations or affairs of the other party or any of its Subsidiaries.

      7.12 RESIGNATIONS. At Closing, the Company shall deliver to Parent written resignations of each member of the Board of Directors of the Company and each officer of the Company and its Subsidiaries other than those officers of the Company and its Subsidiaries designated by Parent at least seven days prior to the Effective Time and each manager of SWGP, L.L.C. and SWLP, L.L.C.

      7.13 CONTINUATION OF EMPLOYEE BENEFITS.

         (a) Following the Effective Time, Parent or a Subsidiary of Parent shall continue to provide individuals who are employed by the Company and its Subsidiaries as of the Effective Time and who remain employed with the Parent or any Subsidiary of Parent (the "AFFECTED EMPLOYEES"), for so long as such Affected Employees remain employed by Parent or any Subsidiary of Parent, employee benefits (other than equity compensation) pursuant to employee benefits plans, programs, policies and arrangements maintained by Parent or a Subsidiary of Parent providing coverage and benefits, which in the aggregate, are no less favorable than those provided to employees of Parent in positions comparable to positions held by Affected Employees with Parent or its Subsidiaries from time to time after the Effective Time. For purposes of eligibility to participate and vesting in all benefits provided to Affected Employees (and covered dependents), Affected Employees will be credited with their years of service with the Company and its Subsidiaries and prior employers to the extent service with the Company and its Subsidiaries and prior employers was taken into account under plans of the Company and its Subsidiaries. Amounts paid in the calendar year in which the Effective Time occurs by Affected Employees (and covered dependents) under any medical plans of the Company or its Subsidiaries shall after the Effective Time be taken into account in applying deductible and out-of-pocket limits applicable under the medical plan provided as of the Effective Time to the same extent as if such amounts had been paid under such medical plan. Parent will, or will cause a Subsidiary of Parent to, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees (and covered dependents) under any welfare benefit plans that such persons may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such persons and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time.

         (b) Following the Closing Date, Parent or a Subsidiary of Parent shall cause the Surviving Corporation to reimburse Chickasaw for all welfare benefit plan expenses paid by Chickasaw on behalf of employees of the Company (and covered dependents) who participate in any Company welfare benefit plan that is maintained by Chickasaw in which Company employees participate (each, a "COMPANY WELFARE PLAN"), provided such expenses are attributable to claims incurred under a Company Welfare Plan on or before the Closing Date. Parent or a Subsidiary of Parent shall make any such reimbursement to Chickasaw within 15 days of notice from Chickasaw that such amounts are payable. This reimbursement provision shall apply only to welfare benefit expenses actually paid by Chickasaw and not otherwise covered by third-party insurance maintained by Chickasaw (including any stop-loss coverage). Except as otherwise provided in the following sentence, a claim is deemed to have been incurred when services relating to the claim were performed. In the case of an individual who is hospitalized on the Closing Date, all claims relating to such hospitalization (including, without limitation, hospital charges and physician fees) shall be deemed to be incurred on or before the Closing Date.

         (c) Notwithstanding anything in Section 7.13 to the contrary, but subject to Section 7.13(e), if the Closing Date shall occur prior to April 1, 2001, Affected Employees (and covered dependents) shall, until April 1, 2001, continue to participate and be provided benefits under Company Welfare Plans. Parent or a Subsidiary of Parent shall reimburse Chickasaw for welfare benefit expenses attributable to such post Closing Date participation in the same manner as described in Section 7.13(b), but with April 1, 2001 being substituted for the Closing Date. In addition, Parent shall indemnify and hold Chickasaw harmless in respect of any Damages arising solely out of such post Closing Date participation to the extent such Damages were not reimbursed pursuant to the immediately preceding sentence.

         (d) Nothing contained in this Section 7.13 shall create any third party beneficiary rights in any director, officer or employee or former director, officer or employee (including any beneficiary or dependent thereof) of the Company, any of its Subsidiaries or the Surviving Corporation in respect of continued employment for any specified period of any nature or kind whatsoever.

         (e) The Company covenants and agrees that, if requested in writing by Parent at least five days prior to the Effective Time, it will terminate, effective as of immediately prior to the Effective Time, any Company Plan.

      7.14 BORROWED MONEY. Except to the extent that the lenders thereunder have otherwise agreed, at the Closing, Parent, or a Subsidiary of Parent, shall cause all Indebtedness of the Company reflected in the payoff letters delivered pursuant to Section 2.4 to be paid in full.

      7.15 FEES. At the Closing, Parent shall, or shall cause the Surviving Corporation to, pay in full all legal fees and expenses of the Company's counsel, Vinson & Elkins L.L.P., and financial advisory fees of the Company's financial advisor, Bear, Stearns & Co. Inc., that have been incurred by the Company in connection with the Merger and the Reorganization, in each case, to the extent set forth on Schedules 7.15(a) and 7.15(b).

      7.16 VOTE BY STOCKHOLDERS. By their execution and delivery of this Agreement, each of the Stockholders does hereby adopt this Agreement and approve the Merger. On or before the date provided in Section 2.3 for the Closing to occur, (a) Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger in accordance with the DGCL and
(b) Parent shall cause Merger Sub to amend its certificate of incorporation to include a provision substantially similar to Article Nine of the Company's certificate of incorporation.

      7.17 NON-FOREIGN STATUS OF STOCKHOLDERS. Each Stockholder shall deliver a certificate (on Internal Revenue Service Form W-9 or suitable substitute form as may be requested by Parent's counsel) on its non-foreign status at the Closing.

      7.18 ASSIGNMENT OF LEASE AND LICENSES.

         (a) Prior to the Closing, at the request of Parent and in accordance with Section 7.1, (i) the Company shall provide to Parent and to Parent's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives access to all Tower Leases, leases for Leased Premises and the FCC licenses described on
Section 3.6(b) to the COMPANY DISCLOSURE SCHEDULE for the purpose of Parent taking such action as may be necessary, at its sole cost and expense, to transfer all Tower Leases, leases for Leased Premises and such FCC licenses immediately after the Effective Time to a newly formed Subsidiary or newly formed Subsidiaries of Southwest PCS, L.P. and (ii) the Company shall and shall cause its Subsidiaries to provide reasonable assistance to Parent in connection with such transfers; provided that nothing in this Section 7.18(a) shall (x) require the Company to prepare any documents or instruments or otherwise pay any consent fees, filing fees, or other amounts to any third party, (y) obtain any consent or amendment to any financing agreement or arrangement or (z) amend the terms and conditions of any other agreement. Any action taken by Parent under this Section 7.18(a) shall not constitute the basis for asserting that a breach of any representation or warranty of the Company has occurred or the assertion that any closing condition under Article 8 has not been fulfilled.

         (b) Promptly following the execution of this Agreement, and continuing until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to obtain, prior to the Closing, all filings, consents, approvals, authorizations, acknowledgements and other documents (including, in the case of any such items that may be in existence today but in the possession of other Persons such as lessors under the Tower Leases, obtaining copies thereof) as shall be necessary for Parent to conduct a review for purposes of verifying compliance with the items required on the National Environmental Protection Act checklist with respect to all towers and tower sites leased, licensed or otherwise utilized by the Company or any of its Subsidiaries in the conduct of their business.

      7.19 TRANSFER OF COMPANY RECORDS. Prior to the Closing, the Company shall, and following the Closing Chickasaw shall, cooperate with and assist Parent in transferring after the Effective Time or causing to be transferred to Parent after the Effective Time any files, books, records or other documents relating to the business of the Company or any of its Subsidiaries that are the property of the Company or any of its Subsidiaries, that are located on premises which will not be occupied by the Company or any of its Subsidiaries after the Closing and that are not otherwise in the possession of the Company or any of its Subsidiaries.

      7.20 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent (at Parent's sole cost and expense), on the one hand, or the Stockholders, on the other.

      7.21 CREDIT AGREEMENT. No later than 11:59 a.m. Central Standard Time on March 30, 2001, Parent shall cause the condition in Section 8.2(k) to be satisfied.

      7.22 CHICKASAW OBLIGATIONS.

         (a) Except as set forth in subsections (b), (c) and (d) below or
Section 7.13 of this Agreement, each of Chickasaw and the Company shall, and shall cause their respective Affiliates to, enter into such agreements and do all such other things necessary to terminate as of the Effective Time all agreements and arrangements entered into by and between Chickasaw and any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, including, without limitation, the Master Servicing Agreement, dated as of June 1, 2000 by and among the Company and Chickasaw, and any agreement or arrangement entered into thereunder, any lease for automobiles and any lease for office space or floor space.

         (b) With respect to the Lease Agreement (the "LEASE AGREEMENT"), dated as of September 1, 2000, by and between Indian Nations Fiberoptics, Inc. and SWPCS Holdings, L.L.C., for that certain property located at 616/622 Southwest 7th Street, Oklahoma City, Oklahoma, such Lease Agreement shall be terminated and the parties thereto shall enter into a new lease agreement (the "NEW LEASE") as of the Effective Time pursuant to which Southwest PCS, L.P. ("LP") shall lease from Chickasaw the switch room and the telco room and any area necessary to provide Parent with 24-hour access thereto. The New Lease shall be subject to the following terms:

         (i) The New Lease shall be for a fixed initial term of five (5) years commencing on the Closing Date. The term of the New Lease may be renewed by LP for three successive additional five-year terms by giving Chickasaw written notice on or before the 90th day prior to the expiration of the then-current term of such New Lease.

         (ii) During the initial term of the New Lease, LP shall pay Chickasaw rent in an amount of $1,500 per month. Such rent shall be increased by 15% in each successive five-year term.

         (c) Notwithstanding the provisions of Section 7.22(a) above, all agreements for the provision of telecommunications services and facilities by and between LP and Indian Nations Fiberoptics, Inc. set forth under Item 1 (Circuit Leases) of Section 3.21(a) of the Company Disclosure Schedule shall continue in full force and effect in accordance with their terms from and after the Effective Time.

         (d) As of the Effective Time, LP and Chickasaw shall enter into a sublease agreement (the "SUB LEASE AGREEMENT") covering all equipment described in Schedule No. 001, dated December 31, 1998, to the Master Lease Agreement (the "MASTER LEASE AGREEMENT"), dated December 31, 1998, between General Electric Capital Corporation, as lessor, and Chickasaw, as lessee, as amended. The Sub Lease Agreement shall have terms not less favorable to LP as those contained in the Master Agreement.

         (e) If any distribution of the shares of Parent Stock received by Chickasaw or SPCS LLC pursuant to the Merger is made at any time, such distributee shall agree in writing to (i) guarantee its pro rata portion of Chickasaw's or SPCS LLC's, as the case may be, indemnification obligations pursuant to Article 10 of this Agreement and (ii) be bound by all the terms and provisions of the Registration Rights Agreement.

      7.23 MASSMUTUAL DISTRIBUTION. If any distribution of the shares of Parent Stock received by MassMutual pursuant to the Merger is made at any time, such distributee shall agree in writing to (i) guarantee its pro rata portion of MassMutual's indemnification obligations pursuant to Article 10 of this Agreement and (ii) be bound by all the terms and provisions of the Registration Rights Agreement.

      7.24 PARIBAS DISTRIBUTION. If any distribution of the shares of Parent Stock received by Paribas pursuant to the Merger is made at any time, such distributee shall agree in writing to (i) guarantee its pro rata portion of Paribas' indemnification obligations pursuant to Article 10 of this Agreement and (ii) be bound by all the terms and provisions of the Registration Rights Agreement.

      7.25 TRANSFER OF PROPERTY. On or prior to the Closing Date, the Company shall transfer by quit-claim deed all of its rights, title and interest in and to the property listed on Section 3.21(b)(i) of the COMPANY DISCLOSURE SCHEDULE to Chickasaw in consideration of the assumption by Chickasaw of any and all obligations and liabilities of the Company attributable to such property.

                                 ARTICLE 8

                  CONDITIONS TO CONSUMMATION OF THE MERGER

      8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

         (a) GOVERNMENTAL APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, except the FCC, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation), shall have been obtained, shall have been made or shall have occurred.

         (b) WAITING PERIODS. The waiting period (and any extension thereof) under the HSR Act with respect to the Merger shall have expired or been terminated and clearance thereunder shall have been obtained.

         (c) SPRINT CONSENT. The Company shall have received all approvals or consents required under the terms of the agreement described in Section 3.20(c) to the consummation of the transactions contemplated herein.

         (d) NO INJUNCTION. No Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      8.2 CONDITIONS TO OBLIGATION OF THE PARENT PARTIES TO EFFECT THE MERGER. The obligation of the Parent Parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

         (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties made by the Company in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7(b), 3.16, 3.17, 3.18, 3.25, 3.27 and 3.28 of this
Agreement shall be true and correct in accordance with their respective terms as of the date of this Agreement and (except to the extent such representations and warranties speak expressly as of an earlier date) as of the Effective Time as though made on and as of the Effective Time. Each of the representations and warranties of the Company set forth in Article 3 other than those contemplated by the immediately preceding sentence shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak expressly as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation or warranty) would have a Material Adverse Effect on the Company.

         (b) REPRESENTATION AND WARRANTIES OF THE STOCKHOLDERS. Each of the representations and warranties of the Stockholders set forth in Article 5 shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak expressly as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, and Parent shall have received a certificate signed by each Stockholder to such effect.

         (c) PERFORMANCE OF OBLIGATIONS OF THE COMPANY PARTIES. Each of the Company Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and, in respect of the Company, Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

         (d) MATERIAL ADVERSE EFFECT. There has not occurred any change or development or combination of changes and/or developments that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

         (e) RELEASE. Each Stockholder shall have executed a release in the form of EXHIBIT D attached hereto.

         (f) RESIGNATION OF DIRECTORS. The Company shall have delivered to Parent a written resignation effective as of the Effective Time from each member of the Board of Directors of the Company and each officer of the Company and its Subsidiaries other than officers of the Company and its Subsidiaries designated by Parent at least seven days prior to the Effective Time and each manager of SWGP, L.L.C. and SWLP, L.L.C.

         (g) COMPANY DOCUMENTS. The Company shall have delivered to Parent and Merger Sub (a) a certificate, validly executed by the Secretary of the Company and dated as of the date of the Effective Time, certifying as to
(i) the terms and effectiveness of the Company's Charter Documents, and
(ii) the valid adoption of resolutions of the Board of Directors of the Company and the resolutions validly adopted by written consent of the stockholders of the Company approving and adopting this Agreement and the consummation of the transactions contemplated hereby, and (b) certificates, issued not more than two days prior to the date of the Closing, (i) from the Secretary of State of the State of Delaware, evidencing that the Company is validly existing under the laws of such state, and (ii) from every jurisdiction where the Company is qualified, authorized, registered or licensed to do business as a foreign entity, as set forth in Section 3.1(a) of the COMPANY DISCLOSURE SCHEDULE, evidencing that the Company is qualified, authorized, registered or licensed to do business as a foreign entity in such jurisdictions.

         (h) SUBSIDIARY DOCUMENTS. Each Subsidiary of the Company shall deliver to Parent and Merger Sub (a) a certificate, validly executed by a duly authorized officer, general partner or managing member of such Subsidiary, and dated as of the date of the Effective Time, certifying as to the terms and effectiveness of such Subsidiary's Charter Documents, and
(b) certificates, issued not more than two days prior to the date of the Closing, (i) from the Secretary of State of the State of Oklahoma, evidencing that each Subsidiary is validly existing under the laws of such state, and (ii) from every jurisdiction where such Subsidiary is qualified, authorized, registered or licensed to do business as a foreign entity, as set forth in Section 3.1(a) of the COMPANY DISCLOSURE SCHEDULE, evidencing that such Subsidiary is qualified, authorized, registered or licensed to do business as a foreign entity in such jurisdiction.

         (i) TERMINATION OF LISTED AGREEMENTS. Each of the parties to the Listed Agreements shall have executed and delivered an agreement or agreements, in form and substance reasonably satisfactory to Parent, terminating and extinguishing, as of the Effective Time, all of such Person's rights and obligations under such Listed Agreement or Listed Agreements.

         (j) FCC APPROVAL. The FCC shall have authorized (pursuant to a Special Temporary Authorization or otherwise) the transfer of all the licenses listed on Section 3.6(b) of the Company Disclosure Schedule in connection with and as a result of the Merger (it being understood and agreed that to the extent that it shall be necessary for the Company or any Subsidiary to make application to the FCC for approval of any other licenses in addition to and/or in substitution for those set forth on
Section 3.6(b) of the Company Disclosure Schedule, or to make any filings with the FCC to correct any previous filings made with the FCC with respect to such licenses, then such application and/or filings shall have been made).

         (k) LENDER CONSENT. Parent and the Lenders (as defined in the Credit Agreement (the "CREDIT AGREEMENT"), dated as of February 14, 2001, among Parent, Alamosa (Delaware), Inc., Alamosa Holdings, LLC, the Lenders, Export Development Corporation, as Co-Documentation Agent, First Union National Bank, as Documentation Agent, Toronto Dominion (Texas), Inc., as Syndication Agent, and Citicorp USA, Inc., as Administrative Agent and Collateral Agent), shall have executed and delivered an amendment and consent under the Credit Agreement containing such terms as are necessary to provide for the consummation of the Merger as contemplated by the terms of this Agreement without the occurrence of any Event of Default under the Credit Agreement.

      8.3 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Parent in Sections 4.1, 4.2, 4.3, 4.4, 4.8 and 4.9 of this Agreement shall be true and correct in accordance with their respective terms as of the date of this Agreement and (except to the extent such representations and warranties speak expressly as of an earlier date) as of the Effective Time as though made at and as of the Effective Time. Each of the representations and warranties of the Parent Parties set forth in Article 4 other than those contemplated by the immediately preceding sentence shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak expressly as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation or warranty) would have a Material Adverse Effect on Parent.

         (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT PARTIES. Each of the Parent Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

         (c) BORROWED MONEY. Parent, or a Subsidiary of Parent, shall have performed the obligations under Section 7.14.

         (d) FEES. Parent shall have performed its obligations under
Section 7.15.

         (e) MATERIAL ADVERSE EFFECT. There has not occurred any change or development or combination of changes and/or developments that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent.

                                 ARTICLE 9

                                TERMINATION

      9.1 TERMINATION. This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, under the following circumstances:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company, if the Merger shall not have been consummated on or before May 1, 2001, as such date may be extended by the 15-day cure period provided for in Sections 9.1(d) and (e) (the "TERMINATION DATE"); provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before the Termination Date;

         (c) by either Parent or the Company, if any permanent injunction, order, decree or ruling by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have used reasonable best efforts to remove such injunction or overturn such action;

         (d) by the Company, if there has been a material breach of (i) the representations or warranties made by Parent in Sections 4.1, 4.2, 4.3, 4.4, 4.8 and 4.9 of this Agreement; (ii) the representations and warranties made by Parent in Article 4 other than those contemplated by Section 9.1(d)(i); or (iii) the covenants or agreements of any of the Parent Parties set forth in this Agreement, which breach, in each case, is not curable or, if curable, is not cured within fifteen (15) days after written notice of such breach is given by the Company to the Parent Parties; provided, however, that in the case of breaches contemplated by Section 9.1(d)(ii), the termination right under this Section 9.1(d) shall not be available unless the individual or aggregate impact of all inaccuracies of such representations and warranties (determined without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation or warranty) would have a Material Adverse Effect on Parent.

         (e) by Parent, if there has been a material breach of (i) the representations or warranties made by the Company in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7(b), 3.16, 3.17, 3.18, 3.25, 3.27, and 3.28 of this
Agreement; (ii) the representations and warranties made by the Company in
Article 3 other than those contemplated by Section 9.1(e)(i); or (iii) the covenants or agreements of any of the Company Parties set forth in this Agreement, which breach, in each case, is not curable or, if curable, is not cured within fifteen (15) days after written notice of such breach is given by Parent to the Company; provided, however, that in the case of breaches contemplated by Section 9.1(e)(ii), the termination right under this Section 9.1(e) shall not be available unless the individual or aggregate impact of all inaccuracies of such representations and warranties (determined without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation or warranty) would have a Material Adverse Effect on the Company;

         (f) by Parent, if there occurs any change or development or combination of changes and/or developments that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on the Company; or

         (g) by the Company, if there occurs any change or development or combination of changes and/or developments that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on the Parent.

      9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article 9, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions of this Section 9.2, Article 11 and the terms of the Confidentiality Agreements shall survive any termination of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for any breach of this Agreement (which at a minimum shall be the reasonable expenses incurred by the non-breaching party in connection with the transactions contemplated herein).

                                ARTICLE 10

                              INDEMNIFICATION

      10.1 SURVIVAL. All representations and warranties of the Company and the Stockholders contained in this Agreement shall terminate as of the Effective Time except for the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7(b), 3.13, 3.25, 3.27 and 3.28, and
Article V hereof, which shall survive the Effective Time for the time period and for the purposes specified in Sections 10.2 and 10.3. In addition, all representations and warranties of Parent contained in this Agreement shall terminate as of the Effective Time except the representations and warranties of Parent contained in Sections 4.1, 4.2, 4.3(a), 4.8 and clause (a) of Section 4.9 shall survive the Effective Time and any claims thereunder may be asserted at any time on or before 11:59 p.m. (Dallas, Texas time) on the 365th day following the Effective Time. All covenants contained in this Agreement shall terminate as of the Effective Time except for such covenants that expressly provide for the performance thereunder after the Effective Time. The right to indemnification, payment of Damages or other remedy based on such representations, warranties and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty or agreement. The waiver of any condition based on the accuracy of any representation or warranty, the consummation of the Merger, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties and agreements.

      10.2 INDEMNIFICATION BY STOCKHOLDERS AND OTHERS.

         (a) Subject to the limitations set forth in this Article 10, from and after the Closing, the Stockholders, jointly and severally, will indemnify and hold harmless Parent, the Surviving Corporation and their respective directors, officers, employees, stockholders, agents, advisors, attorneys, accountants, consultants and affiliates (collectively, the "INDEMNIFIED PARTIES") from and against, and will reimburse the Indemnified Parties for, any and all Article 3 Parent Indemnified Damages, to the extent that notice of such Article 3 Parent Indemnified Damages and the factual basis therefor has been provided by Parent to the Stockholder Representative on or before 11:59 p.m. (Dallas, Texas time) on the 365th day following the Effective Time. Notwithstanding the foregoing, the Stockholders shall have no liability to the Indemnified Parties under this
Section 10.2(a) for Article 3 Parent Indemnified Damages until the aggregate amount of such Article 3 Parent Indemnified Damages exceeds $3,000,000, at which time the Stockholders shall be liable to the extent that such Article 3 Parent Indemnified Damages exceed such amount.

         (b) Subject to the limitations set forth in this Article 10, from and after the Closing, the Stockholders, jointly and severally, will indemnify and hold harmless the Indemnified Parties from and against, and will reimburse the Indemnified Parties for, any and all Article 3 Parent Tax Indemnified Damages, to the extent that notice of such Article 3 Parent Tax Indemnified Damages and the factual basis therefor has been provided by Parent to the Stockholder Representative on or before 11:59 p.m. (Dallas, Texas time) on the day that is fifteen days following the last day of the applicable statute of limitations period.

         (c) Subject to the limitations set forth in this Article 10, from and after the Closing, each Stockholder, individually for itself and not jointly, shall indemnify and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, any and all
Article 5 Parent Indemnified Damages.

         (d) Subject to the limitations set forth in this Article 10, from and after the Closing, each Stockholder, jointly and severally, shall indemnify and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, the Excess Fee Amount (less any Excess Fee Amount for which Parent reduced the Aggregate Merger Consideration paid pursuant to Article II hereof).

         (e) Subject to the limitations set forth in this Article 10, from and after the Closing, Chickasaw shall indemnify and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, any and all Tower Indemnified Damages, to the extent that notice of such Tower Indemnified Damages and the factual basis therefor has been provided by Parent to Chickasaw on or before 11:59 p.m. (Dallas, Texas time) on the 365th day following the Effective Time. Notwithstanding the foregoing, (i) the maximum aggregate liability of Chickasaw pursuant to this Section 10.2(e) for Tower Indemnified Damages shall not exceed $7,500,000 (the "TOWER INDEMNIFIED DAMAGES CAP") and (ii) Tower Indemnified Damages otherwise payable by Chickasaw pursuant to the terms of this
Section 10.2(e) shall be determined net of any amounts recovered by the Indemnified Parties from any third parties based on claims any Indemnified Party has against such third parties which reduce the amount of Tower Indemnified Damages incurred or suffered by the Indemnified Parties. Notwithstanding any other provision to the contrary contained herein, in no event shall any Indemnified Party compromise or settle any claim against such Indemnified Party for Tower Indemnified Damages, unless either (x) the amount of the compromise or settlement does not exceed $20,000 in cash or
(y) Chickasaw consents in writing to such compromise or settlement (which consent shall not be unreasonably withheld). Any settlement or compromise in violation of the immediately preceding sentence shall not be recoverable from Chickasaw pursuant to this Section 10.2(e). If any Indemnified Party has any potential claims or rights against any third party which, if pursued, would reduce the amount of Tower Indemnified Damages otherwise incurred or suffered by such Indemnified Party, the Indemnified Party shall assign any such claims or rights to Chickasaw promptly after the Indemnified Party has received payment from Chickasaw of all Tower Indemnified Damages incurred in respect of such a claim or right, by way of subrogation or otherwise, and shall assist and cooperate fully with Chickasaw in asserting such claims or rights.

         (f) Subject to the limitations set forth in this Article 10, from and after the Closing, the Stockholders, jointly and severally, shall indemnify and hold harmless the Indemnified Parties from and against, and will reimburse the Indemnified Parties for, any and all Covenant Parent Indemnified Damages.

         (g) Subject to the limitations set forth in this Article 10, from and after the Closing, Chickasaw and SPCS LLC, jointly and severally, shall indemnify and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, any and all Chickasaw Parent Indemnified Damages.

         (h) Subject to the limitations set forth in this Article 10, from and after the Closing, MassMutual shall indemnify and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, any and all MassMutual Parent Indemnified Damages.

         (i) Subject to the limitations set forth in this Article 10, from and after the Closing, Paribas shall indemnify and hold the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, any and all Paribas Parent Indemnified Damages.

         (j) Subject to the limitations set forth in this Article 10, from and after the Closing, each Stockholder, individually as to itself and not jointly, shall indemnify and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for, any and all
Section 7.20 Parent Indemnified Damages.

         (k) Notwithstanding the foregoing, the maximum aggregate liability of any Stockholder pursuant to Sections 10.2(a), 10.2(b), 10.2(c), 10.2(f), 10.2(g), 10.2(h), 10.2(i) and 10.2(j) for Damages shall not exceed the amount of Aggregate Merger Consideration received by such Stockholder.

      10.3 PROCEDURE FOR INDEMNIFICATION -- THIRD-PARTY CLAIMS. Promptly after receipt by an Indemnified Party under Section 10.2 of written notice of a claim or the commencement of any action or proceeding against it (a "THIRD-PARTY CLAIM"), such Indemnified Party shall, if a claim in respect thereof is to be made against any Stockholder (an "INDEMNIFYING PARTY"), give written notice to the Indemnifying Party of the commencement thereof, but the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is materially prejudiced thereby. In case any such action or proceeding shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish (unless (i) the Indemnifying Party is also a party to such action or proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding) to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such Section for any fees or other expenses of counsel or any other expenses with respect to the defense of such action or proceeding, in each case, subsequently incurred by such Indemnified Party in connection with the defense thereof, so long as the Indemnifying Party is diligently defending the same. If an Indemnifying Party assumes the defense of such action or proceeding, (a) the Indemnified Party shall be entitled, at its own expense, to participate in the defense thereof, (b) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (iii) such judgment or settlement includes as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such action or proceeding and (c) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its consent which shall not be unreasonably withheld. If notice is given to an Indemnifying Party of the commencement of any action or proceeding and it does not, within 10 business days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall be bound by any determination made in such action or (if the Indemnifying Party was entitled to but did not assume the defense of such action or proceeding) any compromise or settlement thereof effected in good faith by the Indemnified Party. As to any such action or proceeding as to which the Indemnifying Party was not entitled to assume the defense thereof, no compromise or settlement of any such action or proceeding may be effected by an Indemnified Party without the Indemnifying Party's consent, which consent will not be unreasonably withheld.

      10.4 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought.

      10.5 CONTRIBUTION. The Stockholders hereby agree that, as among the Stockholders, the obligations and liabilities arising under Section 10.2(a), 10.2(b), 10.2(d) and 10.2(f) shall be borne among the Stockholders based upon each Stockholder's Company Ownership Percentage, and that each Stockholder shall have the right to seek contribution from the Stockholders with respect to such obligations. No Stockholder shall not have a right of contribution from any of the other Stockholders in respect of its obligations and liabilities under Sections 10.2(c), 10.2(e), 10.2(g), 10.2(h), 10.2(i), or 10.2(j), as the case may be.

      10.6 SATISFACTION OF LIABILITY. Any Stockholder may satisfy its liability under this Article 10 by (a) delivering shares of Parent Stock valued at the Parent Stock Price or (b) cash payments, at the sole option of such party.

      10.7 EXCLUSIVITY. From and after the Closing, the indemnification provisions of this Article 10 shall be the exclusive remedy that may be asserted against any Stockholder by Parent, the Surviving Corporation or their respective Affiliates for any loss, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs and attorneys' and accountants' fees incurred in connection with this Agreement. Notwithstanding the foregoing, the liability of any party under this Article 10 shall be in addition to, and not exclusive of any other liability that such party may have under Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, based on such party's fraudulent acts or omissions. None of the provisions set forth in this Agreement shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's fraudulent acts or omissions. None of the provisions of this Section 10.7 shall be deemed a waiver of any defenses which may be available in respect of actions or claims under Section 10(b) of the Securities Exchange Act of 1934, as amended, Rule 10b-5 promulgated thereunder or for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

                                ARTICLE 11

                             GENERAL PROVISIONS

      11.1 AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by written agreement (referring specifically to this Agreement) of the parties hereto with respect to any of the terms contained herein.

      11.2 WAIVER. At any time prior to the Effective Time, Parent, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

      11.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

         If to the Parent Parties, to:

                  Alamosa Holdings, Inc.
                  5225 S. Loop 289
                  Lubbock, Texas  79424
                  Attention:  David E. Sharbutt, Chief Executive Officer
                  Telephone:  (806) 722-1100
                  Telecopier:  (806) 722-1127

         with copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attention:  Fred B. White, III
                  Telephone:  (212) 735-3000
                  Telecopier:  (212) 735-2000

         If to the Company, to:

                  Southwest PCS Holdings, Inc.
                  5 N. McCormick
                  Oklahoma City, Oklahoma  73127
                  Attention:  Thomas F. Riley, Jr.
                  Telephone:  (405) 239-9999
                  Telecopier:  (405) 947-7404

         with a copies to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas  75201-2975
                  Attention:  A. Winston Oxley
                  Telephone:  (214) 220-7700
                  Telecopier:  (214) 220-7716

         If to the Stockholders, to the addresses shown on the signature pages hereto.


      11.4 DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Exhibits or Articles mean a Section, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits hereto and the applicable DISCLOSURE SCHEDULE, unless the context otherwise requires. The disclosure of any matter in any section of such DISCLOSURE SCHEDULE shall not be deemed to constitute an admission by any party or to otherwise imply that any such matter is material or may have a Material Adverse Effect on such party for purposes of this Agreement.

      11.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the DISCLOSURE SCHEDULES and the Registration Rights Agreement), together with the Confidentiality Agreements, constitutes the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.

      11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.

      11.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      11.8 ASSIGNMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the rights, interests and obligations hereunder shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign or otherwise transfer its rights, interests or obligations hereunder without the prior written consent of the other parties hereto. Except for the provisions of Section 7.8, nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      11.9 NO RECOURSE AGAINST OTHERS. Each of the following is herein referred to as a "COMPANY AFFILIATE": (a) any direct or indirect holder of any equity interests or securities in the Company (whether limited or general partners, members or otherwise), or (b) any director, officer, employee, representative or agent, in their respective capacities as such, of the Company or any such holder of equity interests or securities referred to in clause (a) above. Except for any Company Affiliate that is a signatory party thereto (or, with respect to the Registration Rights Agreement, becomes a Holder), no Company Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby, and the Parent Parties hereby waive and release all claims of any such liability and obligation.

      11.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      11.11 ATTORNEYS' FEES. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

      11.12 EXPENSES. Except as otherwise set forth in Section 7.15, each party hereto (including each Stockholder) shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. In the event of a dispute between the parties hereto in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.


                                              PARENT:

                                              ALAMOSA HOLDINGS, INC.


                                              By:    /s/ David E. Sharbutt
                                                     -------------------------
                                              Name:  David E. Sharbutt
                                              Title: Chairman of the Board
                                                       and Chief Executive
                                                       Officer



                                              MERGER SUB:

                                              FORTY ACQUISITION, INC.


                                              By:   /s/ David E. Sharbutt
                                                    --------------------------
                                              Name:  David E. Sharbutt
                                              Title: President



                                              COMPANY:

                                              SOUTHWEST PCS HOLDINGS, INC.


                                              By:  /s/ Thomas F. Riley, Jr.
                                                   ---------------------------
                                                   Thomas F. Riley, Jr.
                                                   President



                                              STOCKHOLDERS:

Notice Address:                               CHICKASAW HOLDING COMPANY
--------------

5 N. McCormick
Oklahoma City, OK 73127                       By:  /s/ Thomas F. Riley, Jr.
Attention: Thomas F. Riley, Jr.                    ---------------------------
Telephone: 405-239-9999                            Thomas F. Riley, Jr.
Facsimile: 405-947-7404                            Executive Vice President



                                              SOUTHWEST PCS, L.L.C.

5 N. McCormick                                By:    Chickasaw Holding Company,
Oklahoma City, OK 73127                              its managing member
Attention: Thomas F. Riley, Jr.
Telephone: 405-239-9999
Facsimile: 405-947-7404                       By:  /s/ Thomas F. Riley, Jr.
                                                   ---------------------------
                                              Name: Thomas F. Riley, Jr.
                                              Title: EVP



Notice Address:                               THOMAS F. RILEY, JR.
--------------
                                              /s/ Thomas F. Riley, Jr.
c/o Southwest PCS Holdings, Inc.              --------------------------------
5 N. McCormick
Oklahoma City, OK 73127
Attention: Thomas F. Riley, Jr.
Telephone: 405-239-9999
Facsimile: 405-947-7404



Notice Address:                               PARIBAS CAPITAL FUNDING LLC
--------------

Paribas Capital Funding LLC
787 Seventh Avenue                            By:  /s/ M.S. Alexander
New York, NY 10019                                 ---------------------------
Attention: Joseph Kaufman                     Name:  M.S. Alexander
Tel: 212-841-2634                             Title: Director
Fax: 212-841-2144

with a copy to:
Kirkland & Ellis
200 East Randolph Drive, 55th Floor
Chicago, IL 60601
Tel: 312-861-2298
Fax: 312-861-2200
Attention: Christopher Butler, Esq.



Notice Address:                               MASSACHUSETTS MUTUAL LIFE
--------------                                INSURANCE COMPANY

Massachusetts Mutual Life
Insurance Company                             By:   David L. Babson & Company,
1295 State Street                                   Inc.,its investment advisor
Springfield, MA 01111-0001
Tel: 413-744-6065
Fax: 413-744-6127                             By:  /s/ Mark A. Ahmed
Attention: Mark A. Ahmed                           ---------------------------
                                              Name:  Mark A. Ahmed
                                              Title: Managing Director

Notice Address:                               MASSMUTUAL HIGH YIELD
--------------                                PARTNERS II LLC

Massachusetts Mutual Life
     Insurance Company                        By:    HYP Management, Inc.,
1295 State Street                                    its managing member
Springfield, MA 01111-0001
Tel: 413-744-6065
Fax: 413-744-6127                             By:  /s/ Mark A. Ahmed
Attention: Mark A. Ahmed                           ---------------------------
                                              Name:  Mark A. Ahmed
                                              Title: Managing Director


Notice Address:                               PIONEER TELECOMMUNICATIONS, INC.
--------------

108 E. Roberts Avenue
Kingfisher, OK 73750                          By:  /s/ Richard Ruhl
Tel: 405-375-0145                                  ---------------------------
Fax: 405-375-0782                             Name:  Richard Ruhl
Attention: Richard Ruhl                       Title: General Manager



Notice Address:                               CENTRAL CELLULAR, INC.
--------------

223 Broadway
Davenport, OK 74026                           By:  /s/ Steve Guest
Tel: 918-377-2241                                  ---------------------------
Fax: 918-377-2506                             Name:  Steve Guest
Attention: Steve Guest                        Title: Pres.





                                 EXHIBIT A




                       REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "AGREEMENT") dated as of March 9, 2001, is entered into by and among Alamosa Holdings, Inc., a Delaware corporation ("PARENT"), and the other persons set forth on the signature pages hereto (the "INITIAL HOLDERS").

         WHEREAS, this Agreement is being entered into in connection with the signing of that certain Agreement and Plan of Merger dated as of even date herewith by and among Parent, Forty Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("MERGER SUB"), Southwest PCS Holdings, Inc., a Delaware corporation (the "COMPANY") and all of the stockholders of the Company listed as such on the signature pages thereto (the "MERGER AGREEMENT").

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1

                                DEFINITIONS

         1.1      DEFINITIONS.

         "ADVICE" shall have the meaning provided in Section 2.4 hereof.

         "AGREEMENT" means this Registration Rights Agreement, as such from time to time may be amended.

         "CLOSING" shall have the meaning set forth for such term in the Merger Agreement.

         "CLOSING DATE" shall have the meaning set forth for such term in the Merger Agreement.

         "COMMON STOCK" means shares of the common stock, $.01 par value per share, of Parent, and any capital stock of Parent, or any successor entity, into which such Common Stock hereafter may be changed.

         "COMPANY" shall have the meaning set forth in the introductory recitals hereof.

         "EFFECTIVE PERIOD" shall have the meaning provided in Section 2.1 hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "HOLDER" means (i) any Initial Holder, (ii) any direct or indirect holder of an equity interest in any Initial Holder who becomes a transferee of any Registrable Shares held by any Initial Holder as a result of a distribution in kind of Registrable Shares and (iii) in the case of Paribas, up to ten individuals to whom Paribas (or any transferee of Paribas as contemplated by clause (ii) above) may distribute its Registrable Shares, provided that Paribas shall in no event transfer to such individuals more than 10% of the Registrable Shares received by Paribas in the Merger.

         "HOLDER AFFILIATES" shall have the meaning provided in Section 2.6(a) hereof.

         "INITIAL HOLDERS" shall have the meaning set forth in the introductory paragraph hereof.

         "MAJORITY IN INTEREST" shall mean Holders who hold a majority of the Registrable Shares.

         "MATERIAL ADVERSE EFFECT" shall have the meaning provided in
Section 2.2(b) hereof.

         "MERGER" shall mean the merger of the Company and Merger Sub contemplated by the Merger Agreement.

         "MERGER AGREEMENT" shall have the meaning set forth in the introductory recitals hereof.

         "MERGER SUB" shall have the meaning set forth in the introductory recitals hereof.

         "NASD" shall have the meaning provided in Section 2.3(m) hereof.

         "PARENT" shall have the meaning set forth in the introductory paragraph hereof, and shall include the issuer of any capital stock into which the Common Stock is changed.

         "PARIBAS" means Paribas Capital Funding LLC.

         "PERSON" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

         "REGISTRABLE SHARES" means at any time the Common Stock owned by the Holders and acquired pursuant to the transactions contemplated in the Merger Agreement, together with any shares of Common Stock or other securities issued as a dividend on the Common Stock and any other shares of Common Stock or other securities distributable on, or with respect to, or in substitution for such Registrable Shares; provided, however, that Registrable Shares shall not include any shares of Common Stock or other securities (a) the sale of which by a Holder has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (b) which have been sold pursuant to Rule 144 promulgated under the Securities Act or (c) which are eligible to be sold without restriction as contemplated by Rule 144(k).

         "REGISTRATION EXPENSES" shall have the meaning provided in Section
2.5 hereof.

         "REGISTRATION STATEMENT" means a registration statement on Form S-1 or, if available, a registration statement on Form S-3 (or any successor form) that is to be filed with the SEC under the Securities Act for the purpose of registering the proposed resale and distribution of the Registrable Shares.

         "RULE 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "SELLING EXPENSES" shall have the meaning provided in Section 2.5 hereof.

         "SELLING HOLDER" means any Holder who is selling Registrable Shares pursuant to a public offering registered hereunder.

         "SHELF REGISTRATION" shall have the meaning provided in Section
2.1 hereof.

         "SUSPENSION NOTICE" shall have the meaning provided in Section 2.4 hereof.

                                 ARTICLE 2

                            REGISTRATION RIGHTS

         2.1 SHELF REGISTRATION. Parent agrees that it shall file with the SEC the Registration Statement pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION") covering the offer and resale by the Holders of all the Registrable Shares and shall use its reasonable best efforts to cause the Shelf Registration to be declared effective by the SEC within six months after the Closing. Parent agrees that it will not knowingly engage in any transaction that would reasonably be expected to prevent, or materially delay beyond the date that is six months after the effective time of the Merger, the effectiveness of the Shelf Registration. The offer and resale of such shares shall be pursuant to a plan of distribution substantially similar to that attached as EXHIBIT A hereto; provided that
(a) in no event shall such plan of distribution include an underwritten public offering and (b) prior to the first anniversary of the Closing Date, each Holder agrees that it shall limit sales under the Shelf Registration of its Registrable Shares to an amount that shall not exceed 50% of the Registrable Shares (subject to adjustment as provided in the definition of Registrable Shares) initially held by such Holder following the effective time of the Merger. Subject to Section 2.4, Parent shall be required to maintain the effectiveness of the Shelf Registration until the earlier of
(i) such time as all of the Registrable Shares have been resold, or (ii) such time as all of the Holders can sell all of the Registrable Shares without restriction pursuant to Rule 144(k) under the Securities Act (the "EFFECTIVE PERIOD"); provided that, at any time when there is no registration statement filed by Parent pursuant to Rule 415 that is effective with the SEC other than the Shelf Registration, Parent shall not be required to maintain the effectiveness of the Shelf Registration after the second anniversary of the Closing Date as to any Registrable Shares held by a Holder that otherwise could then be sold pursuant to Rule 144(k), but may not be sold pursuant to Rule 144(k) because the Holder(s) of such shares is an "affiliate" (as such term is defined in Rule 144 under the Securities Act) solely because such Holder is the beneficial owner of additional shares of Common Stock acquired not in connection with the Merger, which has caused such Holder to be deemed an affiliate for purposes of Rule 144. Each Holder agrees to furnish promptly to Parent in writing all information requested by Parent for inclusion in the Registration Statement (including the intended method of disposition of the Registrable Shares held by such Holder) or required from time to time to be disclosed in order to make the information previously furnished to Parent by such Holder not misleading.

         2.2      PIGGYBACK REGISTRATION.

                  (a) If at any time during the Effective Period Parent proposes to file a registration statement under the Securities Act with respect to an underwritten offering of its equity securities for its own account or for the account of another Person or Persons (other than a registration statement on Form S-4 or S-8 (or any substitute form, respectively, that may be adopted by the SEC)), Parent shall give written notice of such proposed filing to the Holders at the addresses set forth in the share register of Parent as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions all or any portion of such Holder's Registrable Shares (a "PIGGYBACK REGISTRATION"). Each Holder will have ten business days after receipt of any such notice to notify Parent as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to Parent, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. If Parent shall determine in its sole discretion not to register or to delay the proposed offering, Parent may, at its election, provide written notice of such determination to the Holders and
         (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Shares in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Shares for the same period as the delay in respect of the proposed offering. As between Parent and the Selling Holders, Parent shall be entitled to select the underwriters in connection with any Piggyback Registration.

                  (b) If any Person (including Parent) requests, pursuant to Section 2.2 or in connection with similar piggyback registration rights, that Registrable Shares be included in a registration statement for an underwritten offering and Parent shall determine, based upon advice of the managing underwriter or underwriters, that the inclusion of such Registrable Shares would materially and adversely affect the price or success of the offering (a "MATERIAL ADVERSE EFFECT"), then to the extent necessary to eliminate such Material Adverse Effect, Parent will include in such registration (i) first, (x) if the proposed offering is for a primary issuance by Parent, the shares of Common Stock that Parent proposes to sell for its own account, or (y), if the proposed offering is the result of a demand registration right held by another Person, the shares of Common Stock that such Person proposes to sell for its own account, and (ii) second, as to each Holder, only a portion of the remaining shares to be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have requested that their shares be included in such registration statement. If as a result of the provisions of this Section 2.2(b) any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement prior to its effectiveness.

                  (c) No Holder may participate in any Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by Parent, (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements or otherwise in connection with such Piggyback Registration; and (z) agrees to pay its pro-rata share of all Selling Expenses (including all fees and expenses of its own counsel if any), provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder, (ii) such Holder's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, (iii) such Holder's power and authority to effect such transfer and its intended method of distribution, and (iv) such matters pertaining to compliance with securities laws and other applicable laws and governmental rules and regulations, if any, as may be reasonably requested; provided further, however, that the obligation of any such Holder to indemnify pursuant to any such underwriting arrangements shall be individual as to itself, not joint, among such Holders selling securities, and the liability of each such Holder will be in proportion to (in the case where more than one Holder is liable), and provided further that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration.

         2.3 REGISTRATION PROCEDURES. In connection with any registrations of Registrable Shares pursuant to Sections 2.1 or 2.2 hereof (subject to Section 2.2(a)), Parent will:

                  (a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to the Registrable Shares included therein and, except as otherwise provided in Section 2.1, use its reasonable efforts to cause such registration statement to become effective;

                  (b) prepare and file with the SEC such amendments, post-effective amendments, and supplements to the registration statements and the prospectuses used in connection therewith as may be necessary to keep the registration statements effective for, in the case of the Shelf Registration, the Effective Period and, in the case of a Piggyback Registration, such period as may be specified by the underwriting agreement;

                  (c) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statements during such periods in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statements;

                  (d) furnish to each Holder of Registrable Shares, and, if applicable, each underwriter of securities being registered, such number of copies of the registration statements, each amendment and supplement thereto, the prospectus included in the registration statements (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder (it being understood that, subject to Section 2.4 and the requirements of the Securities Act and applicable state securities laws, Parent consents to the use of the prospectus and any amendment or supplement thereto (in each case in the form filed by Parent pursuant to the Securities Act and delivered to such Holder for distribution) by each Holder and, if applicable, each underwriter, in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

                  (e) use reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders or, if applicable, the managing underwriter, reasonably request to the extent such registration or qualification is required; use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statements are required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions (provided, however, that Parent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction), or (iii) subject itself to taxation in any such jurisdiction;

                  (f) promptly notify each Holder and, if applicable, each underwriter, and (if requested by any such Person(s)) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue in any material respect or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to Section 2.4, as soon as possible thereafter, prepare and file with the SEC (and deliver such filing to each Holder) and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) make generally available to Parent's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of Parent's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if Parent timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                  (h) promptly incorporate in a prospectus supplement or post-effective amendment in connection with the Shelf Registration such information as any Holder reasonably requests to be included therein (including without limitation the naming of additional Holders therein and specifying the number of Registrable Shares held by each such Holder), and promptly make all required filings of such prospectus supplement or post-effective amendment;

                  (i) cooperate with the Holders and, if applicable, the underwriters, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Holders may request and keep available and make available to Parent's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                  (j) to the extent provided to Parent or the underwriters, furnish to each Holder a signed counterpart of (i) an opinion or opinions of counsel to Parent, and (ii) a comfort letter or comfort letters from Parent's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders or managing underwriter reasonably requests;

                  (k) use its best efforts to cause the Registrable Shares included in the Shelf Registration, and use all its reasonable best efforts to cause the Registrable Shares included in any other registration statement, to be (i) listed on each securities exchange, if any, on which securities of the same class issued by Parent are then listed, or (ii) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq Stock Market if the securities of the same class of Parent as the Registrable Shares are so authorized;

                  (l) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

                  (m) cooperate with each Holder and, if applicable, each underwriter, participating in the disposition of such Registrable Shares and their respective counsel in all reasonable respects in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

                  (n) during the period when the prospectus is required to be delivered under the Securities Act, file within the required time periods all documents required to be filed by Parent with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                  (o) notify each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

                  (p) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         2.4      SUSPENSION OF DISPOSITIONS; HOLDBACK AGREEMENTS.

                  (a) Each Holder agrees that, upon receipt of any notice (a "SUSPENSION NOTICE") from Parent of the happening of any event of the kind described in Section 2.3(f)(iii) (and such event is not otherwise attributable to a matter that is contemplated by
         Section 2.4(b)), such Holder will forthwith discontinue disposition of Registrable Shares pursuant to any prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "ADVICE") by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by Parent, such Holder will deliver to Parent all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. Parent shall use its reasonable best efforts and take such actions as are necessary to render the Advice as soon as possible.

                  (b) At any time, Parent may suspend sales under the Shelf Registration and refuse to permit any Holder to resell any Registrable Shares pursuant to the Shelf Registration if suspension of the sale of the Registrable Shares under the Shelf Registration is deemed necessary by Parent, in its good faith judgment, as a result of the existence of a matter that Parent has determined would not be in the best interest of Parent to disclose at such time or a material fact the disclosure of which would have a material adverse effect on any proposal or plan by Parent or any of its Subsidiaries to engage in any acquisition or sale of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, securities offering or other significant transaction. In such an event, Parent shall provide written notice to the Holders of any such suspension promptly after Parent makes such determination, and each Holder agrees to keep the fact of its receipt of such notice confidential if requested by Parent in such notice. Notwithstanding the foregoing,
         (1) Parent shall only be entitled to exercise its right to suspend sales under the Shelf Registration pursuant to the second immediately preceding sentence three times in any 12-month period following the effective date of the Shelf Registration, (2) in no event may any one period for which sales are suspended under the Shelf Registration pursuant to the second immediately preceding sentence exceed sixty (60) consecutive days, and (3) in no event shall the aggregate number of days for which sales are suspended under the Shelf Registration in any 12-month period following the effective date of the Shelf Registration pursuant to the second immediately preceding sentence exceed one hundred twenty (120). In addition to the foregoing, Parent may suspend resales under the Shelf Registration at any time and from time to time to the extent deemed necessary by Parent, in its sole discretion, in connection with the filing of a post-effective amendment to the Registration Statement for the purpose of including information contained in any report or statement filed or to be filed by Parent under the Exchange Act (provided that in no event shall the period of such suspension (i) begin prior to the filing date and (ii) end later than the effective date, in each case, of such post-effective amendment). Parent agrees to use its reasonable best efforts to cause any such amendment to be declared effective as promptly as possible and to promptly notify the Holders following such time as Parent has been advised by the SEC that it has declared such amendment effective. Each Holder hereby covenants and agrees that it will not dispose of any Registrable Shares pursuant to the Shelf Registration during the periods for which sales under the Shelf Registration have been suspended as set forth in this
         Section 2.4(b) or until such earlier time as Parent shall have notified the Holders in writing that sales may resume under the Shelf Registration.

                           (c) In connection with any underwritten offering of Registrable Shares made during the Effective Period, each Holder hereby agrees, at the request of the underwriters, to enter into a customary holdback agreement with respect to such Holder's Registrable Shares, provided, however, that the terms of such holdback agreement shall be no less favorable than any holdback agreement executed by any other holders of securities of the Company in connection with such underwritten offering.

         2.5 REGISTRATION EXPENSES. Any expenses incident to Parent's performance of or compliance with this Agreement, which may include without limitation (i) all registration and filing fees, (ii) all fees and expenses associated with filings required to be made with the NASD, as may be required by the rules and regulations of the NASD, (iii) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), (iv) rating agency fees, (v) printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder),
(vi) messenger and delivery expenses, (vii) Parent's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with any listing of the Registrable Shares,
(ix) fees and expenses of counsel for Parent and its independent certified public accountants, (x) securities acts liability insurance (if Parent elects to obtain such insurance), (xi) the fees and expenses of any special experts retained by Parent in connection with such registration, and (xii) the fees and expenses of other Persons retained by Parent ("REGISTRATION EXPENSES") will be borne by Parent; provided that in no event shall Registration Expenses include any underwriting fees, discounts or commissions, selling fees or commissions, transfer taxes or the fees and expenses of counsel for any Holder or for the Holders (collectively, "SELLING EXPENSES").

         2.6      INDEMNIFICATION.

                  (a) Parent agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder, and each of its employees, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "HOLDER AFFILIATES") (i) against any and all losses, claims, damages, liabilities, and expenses, joint or individual (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim except as limited by Section 2.6(c), based upon, arising out of or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (effected with Parent's consent) of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under clause (i) or (ii) above; except insofar as the same are made in reliance upon and in conformity with information furnished in writing to Parent by or on behalf of such Holder or any Holder Affiliate expressly for use in the preparation of any registration statement or any amendment thereof, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto. The reimbursements required by this Section 2.6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (b) In connection with any registration statement in which a Holder is participating, each such Holder will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such Holder will indemnify and reimburse Parent and its directors and officers and each Person who controls Parent (within the meaning of the Securities Act or the Exchange
         Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, any legal or other expenses) reasonably incurred in connection with defending or investigating any such claim except as limited by Section 2.6(c), based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any amendment thereof, prospectus, or any preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information or affidavit so furnished in writing by such Holder or any of its Holder Affiliates specifically for use in the preparation of the registration statement or any amendment thereof, prospectus, or any preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be individual as to each Holder, not joint, among such Holders, and the liability of each such Holder will be in proportion to (in the case where more than one Holder is liable), and provided further that such liability will be limited to, the net amount received by such Holder from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to Parent information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to Parent.

                  (c) Any Person entitled to indemnification hereunder will
         (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is materially prejudiced thereby, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party) and (ii) unless such indemnified party has been advised by counsel in writing that a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party has expressly agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to timely assume the defense of such claim and employ counsel reasonably satisfactory to such Person, (C) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel in writing that there is a conflict of interest on the part of counsel employed by the indemnifying party to represent such indemnified party, or (D) the indemnified party's counsel shall have advised the indemnified party that there are defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party and that the indemnifying party is not able to assert on behalf of or in the name of the indemnified party (in which case of either (A), (B), (C) or (D), if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, (in which case of either (C) or (D)), the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party but shall have the right to participate through its own counsel). If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing (such consent not to be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim , unless any indemnified party shall have been advised by counsel in writing that a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

                  (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.6(a) or
         Section 2.6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then (i) each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in
         Section 2.6(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.6(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.6(d) to contribute shall be individual in proportion to the amount of Registrable Shares registered by them and not joint.

                  If sufficient indemnification is available under this
         Section 2.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.6(a) and Section 2.6(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.6(d).

                  (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of the termination of this Agreement or any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                  (f) The obligations of the parties under this Section 2.6 shall be in addition to any liability which any party may otherwise have to any other party.

                                 ARTICLE 3

                               MISCELLANEOUS

         3.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

         If to Parent, to:

                  Alamosa Holdings, Inc.
                  5225 S. Loop 289
                  Lubbock, Texas  79424
                  Attention:  David E. Sharbutt, Chief Executive Officer
                  Telephone:  (806) 722-1100
                  Telecopier:  (806) 722-1127

         with copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attention:  Fred B. White, III
                  Telephone:  (212) 735-3000
                  Telecopier:  (212) 735-2000


         If to any Holder, to the address set forth for such Holder on the signature pages attached hereto.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         3.2 RULE 144. Parent covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, Parent will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

         3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         3.4 GOVERNING LAW. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         3.5 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         3.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws in effect during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms of such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         3.7 NO WAIVERS; AMENDMENTS.

                  3.7.1 No failure or delay on the part of Parent or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Parent or any Holder at law or in equity.

                  3.7.2 Any provision of this Agreement may be amended, waived or modified; provided that such amendment, waiver or modification is in writing and is signed by Parent and a Majority in Interest; and provided further, that any amendment, waiver, or modification of this Agreement that
(a) adversely affects a Holder's rights hereunder or (b) increases a Holder's obligations, liabilities or duties hereunder, shall require such Holder's written approval.

         3.8 ASSIGNMENT OF REGISTRATION RIGHTS. Each Holder may assign all or any part of its rights under this Agreement to any other Holder to whom such Holder sells, transfers or assigns such Registrable Shares. Any such assignee of Registrable Shares shall agree in writing to be bound by the terms of this Agreement to the same extent as each Holder is so bound. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Shares to another Holder, the Holder shall also retain his rights with respect to its remaining Registrable Shares.

                SIGNATURES TO REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed by their duly authorized representatives, on the date first written above.

                                           ALAMOSA HOLDINGS, INC.


                                           By: _______________________________
                                           Name: _____________________________
                                           Title:_____________________________




Notice Address:                             CHICKASAW HOLDING COMPANY
--------------

5 N. McCormick
Oklahoma City, OK 73127                     By:_______________________________
Attention: Thomas F. Riley, Jr.                      Thomas F. Riley, Jr.
Telephone: 405-239-9999                              Executive Vice President
Facsimile: 405-947-7404


Notice Address:                             SOUTHWEST PCS, L.L.C.
--------------

5 N. McCormick
Oklahoma City, OK  73127                    By:      Chickasaw Holding Company,
Attention:  Thomas F. Riley, Jr.                     its managing member
Telephone: 405-239-9999
Facsimile: 405-947-7404
                                            By:_______________________________
                                            Name: ____________________________
                                            Title: ___________________________



Notice Address:                             THOMAS F. RILEY, JR.
--------------

c/o Southwest PCS Holdings, Inc.
5 N. McCormick
Oklahoma City, OK 73127
                                            __________________________________
Attention: Thomas F. Riley, Jr.
Telephone: 405-239-9999
Facsimile: 405-947-7404




Notice Address:                             PARIBAS CAPITAL FUNDING LLC
--------------

Paribas Capital Funding LLC
787 Seventh Avenue                          By:_______________________________
New York, NY 10019                          Name: ____________________________
Attention: Joseph Kaufman                   Title: ___________________________
Tel: 212-841-2634
Fax: 212-841-2144

         with a copy to:
         Kirkland & Ellis
         200 East Randolph Drive, 55th Floor
         Chicago, IL 60601
         Tel: 312-861-2298
         Fax: 312-861-2200
         Attention: Christopher Butler, Esq.




Notice Address:                             MASSACHUSETTS MUTUAL LIFE
--------------
                                                        INSURANCE COMPANY
Massachusetts Mutual Life
     Insurance Company                      By: David L. Babson & Company, Inc.,
1295 State Street                               its investment advisor
Springfield, MA 01111-0001
Tel: 413-744-6065
Fax: 413-744-6127

Attention: Mark A. Ahmed                    By:_______________________________
                                            Name: ____________________________
                                            Title: ___________________________


Notice Address:                             MASSMUTUAL HIGH YIELD
--------------                              PARTNERS II LLC

Massachusetts Mutual Life
     Insurance Company                      By:      HYP Management, Inc.,
1295 State Street                                    its managing member
Springfield, MA 01111-0001
Tel: 413-744-6065
Fax: 413-744-6127
Attention: Mark A. Ahmed                    By:_______________________________
                                            Name: ____________________________
                                            Title: ___________________________





Notice Address:                             PIONEER TELECOMMUNICATIONS, INC.
--------------

108 E. Roberts Avenue
Kingfisher, OK 73750                        By:_______________________________
Tel: 405-375-0145                           Name: ____________________________
Fax: 405-375-0782                           Title: ___________________________
Attention: Richard Ruhl




Notice Address:                             CENTRAL CELLULAR, INC.
--------------

223 Broadway
Davenport, OK 74026                         By:_______________________________
Tel: 918-377-2241                           Name: ____________________________
Fax: 918-377-2506                           Title: ___________________________
Attention: Steve Guest





                                 EXHIBIT A

                            PLAN OF DISTRIBUTION



         The selling stockholders may offer the common stock from time to time:

      o in one or more types of transactions (which may include block transactions) on the Nasdaq National Market;
      o  in the over-the counter market;
      o  in negotiated transactions;
      o through put or call options transactions relating to the shares of common stock;
      o  through short sales of shares of common stock; or
      o  a combination of such methods of sale.

         Sales may be made at market prices, prevailing at the time of sale, or at negotiated prices. The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The shares may also be sold by pledgees, donees, transferees or other successors in interest of a selling stockholder.

         Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act of 1933.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such rule.




                                 EXHIBIT B

                      CELL TOWERS SUBJECT TO INDEMNITY

Oklahoma Towers

1.       Site 007
2.       Site 008
3.       Site 009
4.       Site 011
5.       Site 012
6.       Site 41 (Sprint Tower #0D03XC402)
7.       Site 208
8.       Site 209
9.       Site 210
10.      Site 213
11.      Site 214
12.      Site 216
13.      Site 217
14.      Site 218
15.      Site 220
16.      Site 229
17.      Site 230
18.      Site 234
19.      Site 236
20.      Site 245
21.      Site 246
22.      Site 252
23.      Site 256
24.      Site 269R
25.      Site 280
26.      Site 284
27.      Site 293
28.      Site 295
29.      Site 296
30.      Site 297
31.      Site 317
32.      Site 321
33.      Site 328
34.      Site 338
35.      Site 345
36.      Site 409
37.      Site 410
38.      Site 412
39.      Site 413
40.      Site 437

Texas Towers

1.       Site 304
2.       Site 305
3.       Site 306
4.       Site 308
5.       Site 403
6.       Site 311

Kansas Towers

1.       Site 353
2.       Site 363
3.       Site 364
4.       Site 366
5.       Site 372
6.       Site 501
7.       Site 502
8.       Site 504

Arkansas Towers

1.       Site 100
2.       Site 102
3.       Site 104
4.       Site 107
5.       Site 108
6.       Site 268
7.       Site 395
8.       Site 396
9.       Site 417
10.      Site 423
11.      Site 424
12.      Site 425



                              EXHIBIT C






                             State of Delaware
                  Office of the Secretary of State                  Page 1


      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FORTY ACQUISITION, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 2001, AT 3 O'CLOCK P.M.
      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                      [LOGO] /s/ Harriet Smith Windsor
                             -----------------------------
                             Harriet Smith Windsor, Secretary of State

3304488   8100                      Authentication: 1001877

010106546                                     Date: 03-02-01








                    CERTIFICATE OF INCORPORATION

                                 OF

                       FORTY ACQUISITION, INC.


            FIRST: The name of the corporation is Forty Acquisition, Inc. (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 5,000 shares of Common Stock, each having a par value of one cent ($.01).

            FIFTH: The name and mailing address of the Sole Incorporator is as follows:

      Name                          Address

Lynn Buckley                        P.O. Box 636
                                    Wilmington, DE 19899

            SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

            (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

            (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of March, 2001.



                              /s/ Lynn Buckley
                              -----------------------------------------------
                              Lynn Buckley
                              Sole Incorporator




                                 EXHIBIT D





                              FORM OF RELEASE

            THIS RELEASE ("Release") is being executed and delivered as of
     , 2000, on behalf of [   ] (the "Releasor") to and in favor of, and for
the benefit of, [     ], a Delaware corporation ("Company"), [  ], a
Delaware corporation ("Parent"), Forty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the other Releasees (as defined in Section 2).

            WHEREAS, pursuant to an Agreement and Plan of Merger (the "Agreement"), dated as of March __, 2001, among Parent, Merger Sub, the Company and the stockholders of the Company (the "Stockholders"), Merger Sub will merge (the "Merger") with and into the Company, with the Company surviving as the surviving corporation;

            WHEREAS, upon consummation of the Merger, and contemporaneously with the execution and delivery of this Release, the undersigned will receive cash and/or shares of common stock, par value $.01 per share, of Parent (the "Merger Shares") in exchange for shares of common stock, par value $.001 per share, of the Company; and

            WHEREAS, Parent and Merger Sub have required, as a condition to consummating the Merger and the other transactions contemplated by the Agreement, that the Releasor execute and deliver this Release.

            NOW, THEREFORE, in order to induce Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasor), the Releasor hereby covenants and agrees as follows:

1. Release. Effective as of the Effective Time, Releasor, for itself and for each of Releasor's Associated Parties (as defined below), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined below) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, any and all Released Claims (as defined below).

2.    Definitions.

      a. The term "Associated Parties," when used herein with respect to Releasor, shall mean and include, to the extent that a Releasor has the power and authority to do so, Releasor's predecessors, successors, executors, administrators, assignees, heirs and estate.

      b. The term "Releasees" shall mean and include: (A) Parent; (B) Merger Sub; (C) the Company; (D) each of the direct and indirect Subsidiaries of Parent, Merger Sub and the Company;
            (E) each other controlled Affiliate of Parent, Merger Sub and the Company; and (F) the successors and past, present and future assigns, directors, managers, officers, employees, consultants, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses (A) through (E) of this sentence (including all officers, directors, employees, managers, managing members and general partners of the Company and its Subsidiaries).

      c. The term "Released Claims" shall mean and include each and every dispute, claim, controversy, demand, right, obligation, liability, action and cause of action of every kind and nature, including any unknown, unsuspected or undisclosed claim, that Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future, arising directly or indirectly out of, or relating directly or indirectly to, (A) Releasor's capacity or standing as a stockholder, partner, member or manager of, or Releasor's ownership of capital stock, partnership interests, membership interests or other equity interests in, the Company or any of its Subsidiaries or any of their respective predecessors, or
            (B) any of the Charter Documents of the Company or any of its Subsidiaries or any of their respective predecessors or any of the Listed Agreements; provided that the above release shall not apply to (A) any right that party may hereafter have as stockholder of the Parent or (B) any right that a party may have under the Agreement or the Registration Rights Agreement.

      d. Capitalized terms not otherwise defined in this Release shall have the meaning assigned to them in the Agreement.

3.    Representations and Warranties.  Releasor represents and warrants that:

      a. Releasor has not assigned, transferred, conveyed or otherwise disposed of any Released Claim against any of the Releasees, or any direct or indirect interest in any such Released Claim, in whole or in part;

      b. to the best of Releasor's knowledge, no other person or entity has any interest in any of the Released Claims being released by Releasor or its Associated Parties; and

      c. no Associated Party of Releasor has or had any Released Claim against any of the Releasees.


4.    Miscellaneous.

      a. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between Releasor and any of the Releasees relating to the subject matter hereof.

      b. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

      c. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware as such laws apply to an agreement made and performed in such state between Delaware residents (without giving effect to principles of conflicts of laws).

      d. This Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      e. Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this Release.

      f. If any legal action or other legal proceeding relating to this Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

      g. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

      h. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.

      i. As used in this Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

      j. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Release.

            IN WITNESS WHEREOF, the Releasor has caused this Release to be executed as of the date first above written.

                                 [RELEASOR]

                                 By: ________________________
                                     (Signature)


                                 Name of Releasor: ___________________________
                                                  (Please Print)

                                 Name of Signatory: __________________________
                                                    (if Releasor is an Entity)

                                 Title of Signatory: _________________________
                                                    (if Releasor is an Entity)